                                                                   EXHIBIT 10.21


                                                                 [Charlotte, NC]





                                    MUZAK(R)
                                LICENSE AGREEMENT




                            Dated February 01, 1996

                                    MUZAK(R)
                                LICENSE AGREEMENT

                                TABLE OF CONTENTS

I.    GRANT OF LICENSE..................................................   3

       1.1  As to Services..............................................   3
       1.2  As to Proprietary Marks.....................................   4
       1.3  Rights Retained.............................................   4

II.   PROVISION OF SERVICES.............................................   5

       2.1  Services....................................................   6
       2.2  Satellite-Delivered Services................................   6
       2.3  Delivery by Recorded Media..................................   9
       2.4  Adjunct Services............................................  10
       2.5  Alternate Delivery Means....................................  10
       2.6  Service Delivery Equipment..................................  11

III.  TERM..............................................................  12

       3.1  Term........................................................  12
       3.2  Renewal of Rights...........................................  13
       3.3  Notice from Licensee........................................  17

IV.   EXCLUSIVITY.......................................................  17

       4.1  In the Territory............................................  17
       4.2  Future Services.............................................  18
       4.3  No Other Services...........................................  18
       4.4  Promotion of All Services...................................  21

V.    STANDARDS OF SERVICE AND TRAINING.................................  21

       5.1  Operations in General.......................................  21
       5.2  Sales.......................................................  22
       5.3  Protection of Services......................................  23
       5.4  Training....................................................  24
       5.5  Confidentiality.............................................  25

VI.   FEES AND ROYALTIES................................................  26

       6.1  Initial Fee.................................................  26
       6.2  Market Fee..................................................  27
       6.3  Royalty Fee.................................................  28
       6.4  DBS Surcharge...............................................  28
       6.5  Recorded Media Charges......................................  29
       6.6  Adjunct Services Charges....................................  29
       6.7  Payment Schedule............................................  29
       6.8  Gross Billings..............................................  30

VII.   RECORDS, REPORTS, AND INSPECTIONS................................   31

        7.1  Records....................................................   31
        7.2  Reports....................................................   32
        7.3  Audit......................................................   32

VIII.  MARKETING AND PROMOTION..........................................   35

        8.1  Advertisements.............................................   35
        8.2  Yellow-Pages Advertising...................................   36
        8.3  Additional Assistance by Muzak.............................   36

IX.    MULTI-TERRITORY ACCOUNTS PROGRAM; CABLE RADIO/TV.................   36

X.     DEFAULT AND TERMINATION OF THIS AGREEMENT........................   38

       10.1  Default of Licensee........................................   38
       10.2  Default of Muzak...........................................   41
       10.3  Additional Remedies........................................   42
       10.4  Force Majeure..............................................   43

XI.    RELATIONSHIP OF THE PARTIES UPON TERMINATION OR EXPIRATION OF
       THIS AGREEMENT...................................................   43

       11.1  Action Required of Licensee................................   43
       11.2  Action Required of Muzak...................................   44

XII.   TRANSFER OF BUSINESS OR CONTROL OF LICENSEE......................   45

       12.1  By Licensee and its Owners.................................   45
       12.2  Consent of Muzak...........................................   45
       12.3  Collateral.................................................   47
       12.4  Transfer to Family Member..................................   48
       12.5  By Muzak...................................................   48

XIII.  PROPRIETARY MARKS................................................   48

       13.1  Ownership..................................................   48
       13.2  Infringement...............................................   49
       13.3  Use........................................................   49
       13.4  Substitution of Proprietary Marks..........................   50

XIV.   MISCELLANEOUS....................................................   51

       14.1  Representations of Licensee................................   51
       14.2  Representations of Muzak...................................   51
       14.3  Independent Contractor.....................................   52
       14.4  Release....................................................   52
       14.5  No Waiver..................................................   53
       14.6  Notices....................................................   54
       14.7  Entire Agreement...........................................   55
       14.8  Severability...............................................   55

      14.9   Captions...................................................   55
      14.10  Binding Effect.............................................   56
      14.11  Counterparts...............................................   56
      14.12  Attorney's Fees............................................   56
      14.13  Applicable Law.............................................   56
      14.14  All Remedies...............................................   56
      14.15  Limitation.................................................   57
      14.16  No Warranties..............................................   57
      14.17  No Implied Rights..........................................   58
      14.18  Survival...................................................   58
      14.19  Conversion.................................................   59
      14.20  Most Favorable Terms.......................................   59

XV.   ACKNOWLEDGEMENTS..................................................   60

      15.1   Independent Investigations.................................   60
      15.2   Disclosure.................................................   60
      15.3   Opportunity to Review......................................   61

EXHIBITS
--------

Exhibit A - Music Services
Exhibit B - Adjunct Services (Music-Related and Other)
Exhibit C - Marks
Exhibit D - Technical Specifications
Exhibit E - Sales of Adjunct Services
Exhibit F - Adjunct Services Revenue Sharing
Exhibit G - MUZAK(R) Multi-Territory Accounts Program
Exhibit H - Agreements Not To Be Superseded

                                    MUZAK(R)
                                LICENSE AGREEMENT


     THIS MUZAK(R) LICENSE AGREEMENT ("Agreement") is made and entered into this _______ day of ___________________________________________, 19__, by and between
 MUZAK LIMITED PARTNERSHIP, a Delaware limited partnership ("Muzak"), and SUNCOM COMMUNICATIONS, L.L.C., a _____________ limited liability company ("Licensee") .



                                    RECITALS:
                                    --------

     WHEREAS, Muzak has developed and owns a system (the "Muzak System") for the production and delivery to licensees and subscribers of licensees of subscription music services, adjunct communications services, and related equipment, which system currently includes Muzak's unique software control system for satellite distribution of multiple program services;

     WHEREAS, the characteristics of the Muzak System also include, without limitation, subscription music services, with certain unique and varied program contents developed using distinctive and, in some cases, proprietary program-scheduling techniques, which are set forth in Exhibit A attached hereto and incorporated herein by reference (the "Music Services"); distinctive adjunct services relating to the sequencing, changing, and switching of music-program communications (the "Music-Related Adjunct Services") and to the delivery of advertising, data and video communications (the "Other Adjunct Services"), (collectively the "Adjunct Services"), which are set forth in Exhibit B attached hereto and incorporated herein by reference; and delivery methods and procedures for both the Music Services and the Adjunct Services (jointly, the "Services");

     WHEREAS, Muzak identifies the Muzak System and the Services by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "MUZAK(R)," and such other trade names, service marks, and trademarks as are set forth on Exhibit C attached hereto and incorporated herein by reference (the "Proprietary Marks") , which Proprietary Marks represent Muzak's high standards of quality and service; and

     WHEREAS, Licensee desires to market and distribute the Services to customers (the "Subscribers") who enter into agreements providing for receipt of the Services at certain locations (the "Subscriber Premises"), and wishes to obtain a license for that purpose from Muzak;

     NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein, hereby agree as follows:

I.   GRANT OF LICENSE
     ----------------

     1.1 As to Services.
         --------------

        (a) Subject to the terms and conditions herein contained, Muzak hereby grants to Licensee an exclusive license, and Licensee hereby agrees, to engage in the business of providing the Services to Subscribers at Subscriber Premises located solely within the following areas (such areas being hereinafter referred to as the "Territory"): the Counties of Banks, Elbert, Franklin, Habersham,
                        --------------------------------------------------
Hart, Madison, Rabun, Stephens, Towns, Union, and White in the State of Georgia:
--------------------------------------------------------------------------------
the Counties of Alexander, Alleghany, Anson, Ashe, Avery, Buncombe, Burke,
--------------------------------------------------------------------------
Cabarrus, Caldwell, Catawba, Cherokee, Clay, Cleveland, Gaston, Graham, Haywood,
--------------------------------------------------------------------------------
Henderson, Iredell, Jackson, Lincoln, Macon, Madison, McDowell, Mecklenburg,
----------------------------------------------------------------------------
Mitchell, Montgomery, Polk, Richmond, Rowan, Rutherford, Scotland, Stanly,
--------------------------------------------------------------------------
Swain, Transylvania, Union, Watuaga, Wilkes, and Yancey in the State of North
-----------------------------------------------------------------------------
Carolina; and the Counties of Abbeville, Anderson, Cherokee, Chester,
---------------------------------------------------------------------
Chesterfield, Fairfield, Greenville, Greenwood, Lancaster, Laurens, McCormick,
------------------------------------------------------------------------------
Newberry, Oconee, Pickens, Saluda, Spartanburg, Union, and York in the State of
-------------------------------------------------------------------------------
South Carolina. Except as specifically authorized by the Multi-Territory Sales
--------------
Committee in connection with the Multi-Territory Accounts Program as described in Article IX below and Exhibit G attached hereto, or by Muzak in connection with certain Adjunct

Services sales as described in Exhibit E attached hereto, Licensee shall not provide the Services to Subscriber Premises located outside the Territory.

         (b) Licensee and Muzak recognize that some outlying areas of the Territory may at some future date be more efficiently served by a Muzak licensee who operates in a territory adjoining the Territory. Licensee therefore shall have the right at any time to present to Muzak a written request for reallocation of such outlying areas of the Territory to an adjoining licensee. Any such reallocation shall be effective upon the written consent thereto of both Muzak and the adjoining licensee. Muzak's consent shall not be unreasonably withheld.

     1.2 As to Proprietary Marks. Subject to the terms and conditions herein
         -----------------------
contained, Muzak grants to Licensee, and Licensee accepts, a license to use the Proprietary Marks solely in connection with Licensee's provision of the Services as provided in this Agreement. Licensee shall at all times seek to market and sell the Services through use of the Proprietary Marks.

     1.3 Rights Retained. The grant of rights in Sections 1.1 and 1.2 above does
         ---------------
not include the grant of the following rights, which are retained by Muzak:

         (a) The right to use, and to license others to use, the Muzak System and the Proprietary Marks for the provision of the Services to Subscriber Premises which are located outside the Territory.

         (b) The right to provide the Services, and to use the Proprietary Marks in connection therewith, to transportation common carriers (including, without limitation, operators of automobiles, ships, airplanes, trains, or buses) which sell or provide transportation common carrier services, in whole or in part, within the Territory, it being understood that the reservation of such right shall not be construed as limiting Licensee's right to provide the Services to transportation common carriers located wholly within the Territory.

         (c) The right to provide a foreground music service by Recorded Media (as hereinafter defined) under the "YESCO(R)" name and trademark to existing dealers of the "YESCO(R)" Foreground Music Service and their customers pursuant to existing contractual obligations or agreements with such dealers; provided, however, that Muzak shall not authorize such dealers to distribute any of the Services or use the Proprietary Marks within the Territory.


II.  PROVISION OF SERVICES
     ---------------------

     2.1 Services. Muzak shall supply Licensee with the Services for and during
         --------
the term hereof, for use by Licensee solely in accordance with the terms of this Agreement. Muzak reserves the right to add a Service and, except with respect to the "Environmental Music by MUZAK(R)" and the "Foreground Music One(R)" Music Services, to substitute a different Service or discontinue the distribution of a Service, if Muzak reasonably determines that such addition, substitution, or discontinuation will be beneficial to its business and the business of its licensees in general and gives Licensee at least six (6) months' prior notice of such addition, substitution or discontinuation. Any such addition, substitution or discontinuation will be reflected in an amendment of Exhibit A or Exhibit B, as the case may be, and will not affect the validity of this Agreement, which shall, in all respects, be deemed modified to provide for such addition, substitution, or discontinuation.

     2.2 Satellite-Delivered Services.
         ----------------------------

         (a) Subject to Section 2.3, Licensee agrees to deliver the Music Services to Subscribers by such means as meet the standards and technical specifications set forth in Exhibit D attached hereto and incorporated herein by reference and the other terms and conditions of this Agreement. Muzak may modify the standards and specifications set forth in Exhibit D from time to time if Muzak reasonably believes that such modifications are necessary to maintain or improve the quality of delivery of the Services to Subscribers or to maintain or improve the effectiveness or quality, or reduce the price, of the Service Delivery Equipment (as hereinafter defined); provided, however, that no such modifications shall have the effect of rendering the satellite receivers and associated antennae (collectively, the "Earth Stations") then in use by Licensee or Subscribers in the Territory incapable of receiving satellite transmissions, or any other equipment then in use by Licensee or Subscribers in the Territory for the reception of the Services incapable of receiving the Services, unless such modifications are necessitated by law or by the exercise of the rights of third parties under the express terms of Muzak's satellite-space contracts; and provided further, that Muzak shall provide Licensee with six (6) months' prior notice of any changes to those standards and specifications in Exhibit D that pertain to the Service Delivery Equipment and Licensee's obligations under Section 2.6 below.

     (b) In the event that the Services are delivered by "Direct-Broadcast Satellite" ("DBS"), which permits the satellite transmission of Services by Muzak directly to the premises of a Subscriber, the following shall apply:

         (i) Muzak shall, promptly after receipt of written notice from Licensee, commence DBS delivery of the

Services to Subscribers who have Earth Stations suitable for receipt of such delivery. Subject to the provisions of Exhibits E and G hereto, if Muzak delivers Services by DBS directly to the Subscriber Premises, Muzak shall not discontinue such delivery until the earlier of the following: (A) the date which Licensee designates, or (B) one hundred eighty (180) days after the effective date of the termination or expiration (without renewal of license rights) of this Agreement. In the event Muzak discontinues delivery of Services in violation of this subsection (b) (i), Muzak agrees to the granting of a temporary injunction against it on the condition that the duration of such injunction does not exceed ten (10) days. Such injunction may be granted on an ex parte basis if Muzak fails to appear at the hearing following twelve (12) hours' notice by telephone to the twenty-four (24) hour telephone number of the Muzak DBS Division. During the ten (10) day temporary injunction period, Licensee may seek to have such temporary relief converted to a permanent injunction in a hearing on the merits following appropriate notice to Muzak.

     (ii) During the above-referenced 180-day (or shorter, if Licensee so designates) period, Licensee shall remain obligated to perform the duties and be subject to the restrictions applicable to it under the terms of this Agreement with respect to such continuing DBS delivery of the Services, including without limitation those terms which obligate Licensee to pay royalties, fees, charges, and surcharges (but only with respect to Gross Billings [as hereinafter defined] and fees and charges to Subscribers served by means of DBS), but not including terms which require Licensee to pay a market fee or which restrict Licensee from offering or selling the services of others. During such 180-day (or shorter) period, under no circumstances shall Licensee use the Proprietary Marks except as necessary in association with the continuing provision of the Services by DBS to Subscribers. In addition, during such period Muzak shall not be precluded from appointing one or more distributors of the Services in the Territory and from giving to such distributors any rights previously accorded to Licensee under this Agreement or any related agreement.


     2.3 Delivery by Recorded Media. Certain Services, as reasonably designated
         --------------------------
by Muzak, may be delivered by means of, among other things, magnetic tape or compact disc, in analog or digital form (the "Recorded Media"). Muzak shall at all times retain title to, and all ownership rights in, any Recorded Media, whether furnished to Licensee or to a Subscriber. Licensee shall not sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any Recorded Media. Licensee shall (i) prohibit all Subscribers who receive Services delivered by

Recorded Media from selling, assigning, transferring, conveying, giving away, pledging, mortgaging, or otherwise encumbering any of such Recorded Media, (ii) promptly notify Muzak in the event it becomes aware that any Subscriber has violated any such prohibition, (iii) cooperate with Muzak in the immediate termination of the provision of Services to any Subscriber which has violated any such prohibition, and (iv) take such further action as is requested by Muzak (at Muzak's expense) to enforce such prohibition.

     2.4 Adjunct Services. All sales of the Adjunct Services shall be conducted
         ----------------
in the manner provided in Exhibit E attached hereto and incorporated herein by reference.

     2.5 Alternate Delivery Means. In the event of a failure of Muzak's
         ------------------------
satellite transmissions of the Services, Muzak shall use its reasonable best efforts promptly to restore such transmissions. In addition, by no later than 30 days after the date of this Agreement, Muzak shall provide Licensee with tape cassettes (or other form of Recorded Media) containing 72 hours of "Environmental Music by MUZAK(R)" programming and 72 hours of "Foreground Music One(R)" programming, at no cost to Licensee, which Licensee shall retain for emergency use in the event of a failure of Muzak's satellite transmissions of the Music Services. Should any such failure of satellite transmissions continue for a period in excess of 48 hours, Muzak shall use its reasonable best efforts promptly to provide Licensee with additional tape cassettes (or other form of Recorded Media), at no cost to Licensee, to be used until such failure has been corrected. All Recorded Media provided to Licensee or to Subscribers under the terms of this Section 2.5 shall be subject to all other provisions of this Agreement pertaining to Recorded Media, including, without limitation,
Section 2.3.



          2.6     Service Delivery Equipment.
                  --------------------------


                  (a) Licensee, at its expense (except as provided in subsection
(b) below), shall obtain and maintain equipment (including, without limitation, Earth Stations) to enable Licensee to receive and distribute the Services and shall obtain and make available to the Subscribers equipment to enable the Subscribers to receive the Services. (All equipment used to receive or distribute the Services, including such equipment as is owned by Subscribers, is hereinafter collectively referred to as the "Service Delivery Equipment.") The Service Delivery Equipment, except Subscriber-owned equipment that is not sold to the Subscriber by Licensee, shall conform to Muzak's standards and specifications in effect on the date Licensee installs such Equipment at the Subscriber Premises. The standards and specifications in effect as of the date hereof are attached hereto in Exhibit D.

                  (b) Muzak shall, at no cost to Licensee, provide Licensee with two (2) Earth Stations for Licensee's use (at such locations in the Territory as Licensee determines) in receiving the Services during the term of this Agreement. Muzak shall at all times retain title to, and all ownership rights in, the Earth Stations that it provides to Licensee, and Licensee shall not under any circumstances sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber such Earth Stations. Licensee shall, at Muzak's expense (except with respect to the obtaining of any required permits, which shall be at Licensee's expense up to $500 per Earth Station), install the Earth Stations which Muzak provides to Licensee, and shall, at its own expense, maintain such Earth Stations in good working condition; provided, however, that in the event any Earth Station provided to Licensee is, through no negligent or intentional act or failure to act of Licensee, defective or in need of replacement parts or repair, Muzak, after receipt of notice thereof, shall promptly provide or arrange for such replacement parts and repair as are necessary to restore such Earth Station to good working order.


III.      TERM
          ----

          3.1     Term. Except as otherwise provided herein, the term of this
                  ----
Agreement shall begin as of the date set forth in the introductory paragraph of this Agreement and shall continue in full force and effect for a period of ten (10) years from such date.

          3.2     Renewal of Rights.
                  -----------------

                  (a) If Muzak reasonably determines that the performance of Licensee during the term stated in Section 3.1 is not sufficiently satisfactory to warrant renewal of Licensee's license rights hereunder, then, at least two years prior to the date of expiration described in
Section 3.1 of this Agreement, Muzak shall notify Licensee that it does not intend to renew Licensee's license rights and provide the specific reasons for such decision. Such notification is intended to give Licensee the opportunity to assign its rights under this Agreement, or to make satisfactory its performance, it being understood that any such assignment is subject to Muzak's prior approval as provided in Article XII hereof.


                      (i) In determining whether or not to renew Licensee's license rights, Muzak shall consider Licensee's performance under this Agreement. In evaluating Licensee's performance, Muzak shall consider such factors as, among others, the following: Licensee's total billings for all Services, the trend of Licensee's new billings and cancellations (and the reasons therefor), local market conditions and the degree of Licensee's market penetration in the Territory.


                  (ii) In the event Muzak notifies Licensee that Muzak does not intend to renew Licensee's license rights because Muzak has reasonably determined that Licensee's performance is not sufficiently satisfactory to warrant renewal of Licensee's license rights hereunder, Licensee shall have a period of six months from the date of such notice to attempt to improve its performance. At the end of such six-month period, Muzak shall reconsider the adequacy of Licensee's performance and if such performance has sufficiently improved so that it is no longer inadequate, Muzak shall rescind its notice of intention not to renew Licensee's license rights. Conversely, if at the end of such six-month period Muzak determines that Licensee's performance remains inadequate, Muzak shall inform Licensee of the reasons for such determination and send to Licensee a final notice of nonrenewal.


          (b) Muzak shall also have the right not to renew Licensee's license rights if Licensee engages in conduct which Muzak reasonably deems inimical to the best interests of the Muzak System (including the interests of the MUZAK(R) licensees in such System). The exercise of Muzak's rights as stated in this subsection (b) shall be subject to the following conditions:

              (i) In the event such conduct constitutes a breach of this Agreement, Muzak shall have the absolute right not to renew Licensee's license rights, provided that Muzak has notified Licensee of such breach, such breach occurred (or Muzak first became aware of such breach) no more than six months before Muzak's nonrenewal notice to Licensee, and Licensee has neither cured nor challenged such breach within the period specified in Section 10.1(c) hereof, and provided further that Muzak's nonrenewal notice to Licensee states that it constitutes a final notice of nonrenewal; and


              (ii) In the event that such conduct does not constitute a breach of this Agreement, Muzak shall notify Licensee within 90 days of its discovery of the objectionable conduct that it considers such conduct to be inimical to the best interests of the Muzak System (including the interests of the MUZAK(R) licensees in such System). If, after two such notices, Licensee again engages in conduct which Muzak reasonably deems to be inimical to the best interests of the Muzak System (including the interests of the MUZAK(R) licensees in such System), then (whether or not such conduct is similar to the conduct referred to in either of the earlier notices) Muzak may notify Licensee of that fact and of the further fact that as a result of such conduct, it does not intend to renew Licensee's license rights. This notice shall constitute a final notice of nonrenewal.



              (c) In the event that, in accordance with the provisions of this Section 3.2, Muzak notifies Licensee of its intention not to renew Licensee's license rights, then Muzak shall have no obligation to offer to renew such license rights; provided, however, that if, in the case of the final nonrenewal notice sent pursuant to subparagraph (a) or subparagraph (b) (ii) above, Licensee challenges, by litigation commenced no later than 120 days after the date of such final nonrenewal notice, the propriety of such notice, such notice shall become effective only after such litigation is finally resolved in favor of Muzak. It is understood and agreed that Licensee's right to challenge the final nonrenewal notice sent under subparagraph (b) (i) of this Section 3.2 shall be exercised, if at all, by means of Licensee's challenge under Section
10.1 of this Agreement of the breach supporting such nonrenewal. For purposes hereof, final resolution shall include Licensee's failure to make a timely appeal of a court decision in favor of Muzak. If Muzak does not so notify Licensee, then Muzak shall be required to offer to enter into a new license agreement with Licensee upon expiration of this Agreement, which new license agreement shall correspond to the form of license agreement which Muzak is then bona fide offering to licensees (or prospective licensees) serving (or proposing to serve) licensed territories of comparable size to that proposed to be licensed to Licensee under such new agreement.



          3.3 Notice from Licensee. Notwithstanding Section 3.2, Muzak shall
              --------------------
have no obligation to offer to renew Licensee's license rights unless, after written notice from Muzak sent to Licensee no less than eight (8) and no more than twelve (12) months prior to the date of expiration described in Section 3.1 of this Agreement advising Licensee of the effect of this Section 3.3, Licensee shall have given Muzak written notice of its desire to renew its license rights not less than six (6) months nor more than twelve (12) months prior to the date of expiration described in Section 3.1 of this Agreement.



IV. EXCLUSIVITY
    -----------

    .1 In the Territory. Subject to the provisions of Sections 1.3 and 2.4
       ----------------
(including Exhibit E hereto) above, Article IX below (including Exhibit G hereto), and the Licensee's InStore Advertising Agreement described in Exhibit H attached hereto, during the term of this Agreement, Muzak shall not authorize anyone other than Licensee to (i) provide the Services in the Territory or (ii) use the Proprietary Marks in the Territory.

          .2 Future Services. Muzak shall conduct research and development to
             ---------------
maintain and improve the quality of the Services and the methods used to distribute them. In the event that Muzak develops new subscription music services, or new communications services in the nature of the Adjunct Services, after the date hereof, Muzak shall amend Exhibit A or Exhibit B, as the case may be, in the manner provided in Section 2.1 above (including the requirement of at least six months' prior notice to Licensee of such amendment) to add such new Services thereto, thereby giving Licensee the right and, subject to Exhibit E hereto, the obligation to distribute such Services in the Territory under the terms of this Agreement.



          .3 No Other Services. During the term of this Agreement, except as
             -----------------
otherwise approved in writing by Muzak, neither Licensee nor any of the persons or entities holding (either directly, indirectly, or beneficially) a controlling ownership interest in Licensee shall, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person or entity:



             (a) Participate or permit any of its employees, officers, or directors to participate, either directly or indirectly in the distribution in the Territory of any communications service substantially the same as or similar to the Adjunct Services (except a communications service distributed by any such person or entity pursuant to a contract or agreement in effect on the date the Adjunct Service which is the same as or similar to such communications service is first offered to Licensee by Muzak), or any subscription music service other than the Music Services, including, without limitation, a radio program service which is provided through special reception devices tuned only to that station's signal and any music programming that is provided to commercial or residential locations by means of cable television or cable radio; provided, however, that the foregoing shall not become effective with respect to such other subscription music services that are distributed by Recorded Media until the later of (i) January 1, 1993, (ii) the first date Licensee may cancel or otherwise terminate the agreement under which Licensee is the distributor of such other music services without causing a breach of such agreement (provided such agreement was in effect on March 1, 1990), or (iii) with reference to the distribution of such music services to any particular customer, the first date Licensee may either substitute the Music Services for such other music services or cancel or terminate the agreement with such customer without causing a breach of such agreement (provided such customer agreement was in effect on September 1, 1990); and provided further, that if, as a result of Licensee's acquisition of another music business or the assets thereof during the term of this Agreement, Licensee becomes the assignee of a customer agreement for such other music or communications services or an agreement under which Licensee is the distributor of such other music or communications services and Licensee cannot substitute the Services for such other services without causing a breach of such agreement, Licensee may provide such other services to the customers receiving such services on the date of assignment through the remaining term (without reference to renewal rights) of such agreement. Indirect participation shall include participation as an officer, director, owner (which term shall not include the holder of 5% or less of the common stock of a publicly-held entity), partner, employee, or consultant of an entity distributing such other communications or subscription music service.



                  (b) Divert or permit any of its employees, officers, or directors to divert any existing or prospective Subscriber to any competitor in the Territory, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Muzak, the Proprietary Marks, or the Services.

                  (c) Display in any location in the Territory any trade names, trademarks, or service marks of any other business providing subscription music services or providing communications services substantially similar to the Adjunct Services except if permitted to sell or distribute such services in the Territory pursuant to Paragraph (a) above.

      .4 Promotion of All Services. Throughout the term of this Agreement,
         -------------------------
Licensee shall use its reasonable best efforts actively to promote, market, and distribute each of the Services (except as otherwise provided in Article 4 of Exhibit E hereto).


V.  STANDARDS OF SERVICE AND TRAINING
    ---------------------------------

     5.1 Operations in General. In order to maintain the reputation and goodwill
         ---------------------
of Muzak, the Services, and the Proprietary Marks, Licensee shall:

         (a) Comply with all federal, state, and local laws, rules and regulations, and timely obtain all permits, certificates, and licenses, necessary in the reasonable judgment of Licensee for the proper conduct of the business licensed hereunder (the "Business").

         (b) Maintain an office in the Territory and promptly notify Muzak in the event Licensee moves the office to a new location within the Territory; provided, however, that if Licensee is also the Muzak licensee in a territory adjacent to the Territory and maintains an office in that territory that adequately serves Subscribers in both such territories, Licensee need not maintain an office in the Territory.

         (c) Be responsible for paying for all performing rights licenses necessary for the distribution of the Services; provided, however, that Muzak shall be responsible for paying for the license with SESAC to the extent required for Licensee's distribution of the Services.

         (d) Be responsible for paying all applicable local, state and federal taxes of whatever nature, now or hereafter enacted, relating to Licensee's provision of the Services, and all accounts and other indebtedness of every kind incurred by Licensee in the conduct of the Business.

         (e) Hold itself out to the public as an independent contractor, operating under a license from Muzak. In the event Licensee elects to exhibit the MUZAK(R) name on its stationery or vehicles, such exhibition shall be in a conspicuous place and only in juxtaposition with Licensee's corporate name.


     5.2 Sales. Licensee (or, if Licensee is a corporate or partnership entity,
         -----
those individuals responsible for managing the Business) shall devote full-time and reasonable best efforts to the sale, distribution, and support of all the Services (it being understood that such obligation shall not be construed as prohibiting Licensee from selling goods and services in addition to the Services, provided such sale does not violate Section 4.3 above, or requiring Licensee to sell certain Adjunct Services as described in Article 4 of Exhibit E hereto). Without limiting the generality of the foregoing, prior to the beginning of each consecutive twelve (12)-month period during the term of this Agreement, with the first such period to begin on the first anniversary of the date of this Agreement, Muzak and Licensee shall mutually set a Services sales goal for Licensee. Such goal shall be based on the amount of Gross Billings, plus the amount of billings for the sale of Recorded Media and Adjunct Services, which Muzak and Licensee mutually believe can be attained by Licensee during such twelve (12)-month period, taking into consideration such factors as the size and other distinctive characteristics of the Territory, the size and trend of Licensee's past Gross Billings and other billings, Licensee's prior sales of each Service, and economic conditions affecting the Territory. Licensee shall use its best efforts to meet such sales goals during each respective twelve (12)-month period.


     5.3 Protection of Services. Licensee shall not alter in any way the Services or any products (including Service Delivery Equipment) owned by Muzak and in the possession of Licensee. Without limiting the generality of the foregoing, Licensee shall not substitute or add any musical selections or other material in or to any Service (except in extraordinary circumstances, with the prior written consent of Muzak, which in such circumstances shall not be unreasonably withheld). Licensee shall not represent that any product or equipment not produced by Muzak has been produced by Muzak; provided, however, that the foregoing shall not preclude Licensee from displaying the MUZAK(R) name on items not produced by Muzak, including promotional items, if Muzak has authorized such display. Licensee shall report to Muzak any unauthorized reception of the Services promptly after becoming aware of any such unauthorized reception, and shall further cooperate with Muzak in protecting against and preventing the unauthorized reception of the Services. Licensee shall not record, copy, or reproduce all or any part of any Service and shall expressly prohibit, including by written agreement if possible, Subscribers from recording, copying, or reproducing all or any part of any Service.


     5.4 Training. Muzak shall make available to Licensee and its employees
         --------
training programs designed to maintain and improve Licensee's sales and delivery of the Services; provided, however, that this obligation shall cease in the event Muzak determines that such programs (or any sessions thereof) are not cost-effective. For all such programs, Muzak shall provide instructors and training materials, for which Muzak reserves the right to charge a reasonable tuition fee. Licensee or its employees shall be responsible for any and all other expenses incurred by them in connection with such training programs, including without limitation the costs of transportation, lodging, meals, and any wages.

     5.5 Confidentiality. During the term of this Agreement and thereafter,
         ---------------
neither Muzak nor Licensee (including any persons or entities listed on the last page of this Agreement) shall use for its own purposes or divulge to any third party any trade secrets or confidential information of the other. As used herein
(i) the term "third party" shall not include any party otherwise lawfully in receipt of the trade secrets or confidential information to be divulged; or any employee, attorney, accountant, or consulting engineer of Muzak or Licensee, as the case may be, provided that such individual agrees not to further use or disclose such trade secrets or confidential information; or any person or entity providing credit or financing to Muzak or Licensee, as the case may be, provided such person or entity (and any representative thereof) is similarly charged with maintaining the confidence of such trade secrets and confidential information; or any representative of a governmental authority or other person or entity to whom disclosure is required by compulsion of law, provided notice of the demand for such disclosure is given, within 48 hours of receipt of such demand, to the party owning the confidential information or trade secrets required to be disclosed; and (ii) the term "confidential information" means information designated as such in writing by the party owning such information, as well as customer lists and revenue data (without further designation), but does not include information that has become part of the public domain through publication or other similar communication. During the term of this Agreement

Muzak shall not require that Licensee disclose to Muzak the name and address of any Subscriber other than (i) for the purpose of participation in the Multi-Territory Accounts Program, (ii) to permit delivery of the Services under the Licensee's In-Store Advertising Agreement, and (iii) to permit delivery of the Services by such technological means as require such information for such delivery. Licensee understands and agrees that if Muzak is unable to perform any of its obligations hereunder as a result of its inability to obtain such Subscriber information, such nonperformance shall not be deemed a breach of this Agreement.


VI.  FEES AND ROYALTIES
     ------------------

     6.1 Initial Fee. If this Agreement is entered into in connection with the
         -----------
renewal or continuation (including amendments and adjustments of territories) of rights granted under a prior agreement between Muzak (or its predecessor) and Licensee (or its predecessor in the Territory), Licensee shall not be required to pay any initial fee to Muzak. If this Agreement is not entered into in connection with such renewal or continuation of rights granted under such a prior agreement, Licensee shall pay to Muzak an initial fee of Five Thousand Dollars, plus the amount, if any, paid by Muzak to purchase the rights of any former licensee in the Territory in any Multi-Territory Contracts and certain Adjunct Services Subscriber Agreements (as defined in Exhibits E and G hereto), receipt of which initial fee is hereby acknowledged. The initial fee shall be deemed fully earned and nonrefundable upon execution of this Agreement and assignment of such subscriber contracts and agreements in consideration of the administrative and other expenses incurred by Muzak in granting this license to Licensee.


     6.2 Market Fee. Licensee shall pay to Muzak, in accordance with Section 6.7
         ----------
each calendar month, a market fee in the amount set forth below for Licensee
                                                                    --------
Category A and based upon information then available in the report entitled
----------
County Business Patterns by State and a U.S. Summary, as published by the Bureau
----------------------------------------------------
of the Census, United States Department of Commerce or any successor publication (the "U.S. Business Pattern Report") and, in the case of Category I below, the population within the Territory.

 Licensee          Number of Businesses and/or              Monthly
 Category          Population Within Territory             Market Fee
 --------          ---------------------------             ----------
    A              70,000 or more businesses                 $950
    B              60,000 through 69,999 businesses           900
    C              50,000 through 59,999 businesses           850
    D              40,000 through 49,999 businesses           770
    E              30,000 through 39,999 businesses           690
    F              20,000 through 29,999 businesses           610
    G              10,000 through 19,999 businesses           530
    H              5,000 through  9,999 businesses            450
    I ("Junior     4,999 or fewer businesses or               350
     Franchise")   population of  100,000 or less

Upon a determination by Muzak, based upon the information then available in the U.S. Business Pattern Report (or, in the case of Category I, the U.S. Census), that the number of businesses or population within the Territory has changed so as to require the recategorization of the Business, Muzak will so notify Licensee. Any adjustment in the market fee resulting from such recategorization shall become effective for the calendar month immediately following the month in which such notice is given. Cumulative adjustments in the market fee during the term of this Agreement shall not exceed two (2) categories from that shown above in this
Section 6.2.


     6.3 Royalty Fee. Licensee shall pay to Muzak each month a royalty fee in
         -----------
the amount of ten percent (l0%) of Licensee's Gross Billings, as defined in
Section 6.8 below.


     6.4 DBS Surcharge. In consideration of Muzak's development and
         -------------
implementation of DBS, Licensee shall pay to Muzak a surcharge (the "DBS Surcharge") throughout the term of this Agreement; provided, however, that Licensee's obligation to pay the DBS Surcharge shall no longer exist after Licensee (and/or any predecessor of Licensee in the Territory) has paid to Muzak the DBS surcharge with respect to the Territory for a cumulative total of ninety-six (96) consecutive calendar months (including any months preceding the date of this Agreement during which Licensee [or its predecessor in the Territory] paid such DBS Surcharge with respect to the Territory) . The DBS Surcharge shall be equal to the following percentage of Licensee's Gross
Billings:

              Calendar Months
          (Including any applicable               DBS Surcharge
          months preceding the date               (Percentage of
             of this Agreement)                   Gross Billings)
          -------------------------               ---------------
                    1 through 12                     0.50%
                   13 through 24                     l.25%
                   25 through 60                     1.75%
                   61 through 96                     1.00%
                      thereafter                     0.00%

     6.5 Recorded Media Charges. Licensee shall pay Muzak's standard Recorded
         ----------------------
Media charges, as the same may be set forth by Muzak from time to time in writing, for all Recorded Media distributed to Licensee or the Subscribers. Muzak shall not increase such Recorded Media charges prior to January 1, 1993, and increases thereafter shall not exceed ten percent (l0%) per annum.


     6.6 Adjunct Services Charges. Licensee shall pay Muzak's Adjunct Services
         ------------------------
charges in accordance with the terms set forth in Exhibit F attached hereto and incorporated herein by reference .


     6.7 Payment Schedule. All monthly payments required by Sections 6.3 and 6.4
         ----------------
shall be paid within forty-five days of the end of the month in which the applicable Services are provided to the Subscribers, and shall be submitted together with any reports or statements required under Section 7.2 hereof. All Market Fee charges required by Section 6.2, all Recorded Media charges required by Section 6.5, and all Adjunct Services charges required by Section 6.6 shall be paid within forty-five days after the date of Muzak's billing to Licensee. Any payment of fees due to Muzak that is not actually received by Muzak by the due date shall be deemed overdue. If any payment is deemed overdue, simple interest may be assessed on such overdue payment. Such interest shall accrue on a daily basis from the due date until the date of payment, at the lesser of (i) the prime rate of The First National Bank of Chicago per annum in effect at the beginning of the calendar quarter, or (ii) the highest rate of interest permitted by law in Licensee's State. Entitlement to such interest shall not limit any other remedies available under law or this Agreement as a result of the overdue payment.


     6.8 Gross Billings. "Gross Billings" means all amounts billed or otherwise charged to a Subscriber by Licensee in connection with (1) the provision of any Music Service, and (2) the lease or rental (but not the sale) of Service Delivery Equipment and other equipment used to receive and distribute such Music Service but not including (i.e., excluding) equipment that is not used primarily in the provision or reception of a Music Service. Notwithstanding the foregoing, "Gross Billings" shall not include any amount billed or otherwise charged to a Subscriber by Licensee for (a) the provision of any Music Service on Recorded Media, (b) Music-Related Adjunct Services, or (c) the lease or rental of any Service Delivery Equipment used with Recorded Media. "Gross Billings" also shall not include (i) any
amounts billed to Subscribers as (and separately stated on the billings or otherwise separately determinable as) sales or similar excise taxes; (ii) one-time installation charges billed not later than ninety (90) days following completion of such installation; (iii) charges for service of Subscriber-owned equipment, provided that such charges are separately determinable; (iv) ad hoc (i.e., extraordinary) charges for service actually performed on
 ----
Subscriber-leased or Subscriber-owned equipment; and (v) late-payment penalties or interest charges imposed by Licensee, provided that such penalties and charges do not exceed standard industry practice. Licensee may deduct from its Gross Billings (i) amounts paid by Licensee as performing rights fees to ASCAP, BMI, or similar performing rights organizations with respect to the Music Services other than those distributed by Recorded Media, and (ii) the amount of any billings that were previously reported to Muzak as part of Licensee's Gross Billings but which, in the month of the deduction, were written off by Licensee as uncollectible in accordance with federal income tax standards of uncollectibility.


VII.  RECORDS, REPORTS, AND INSPECTIONS
      ---------------------------------

     7.1 Records. Licensee shall prepare, and retain at its principal place of
         -------
business for at least two (2) years thereafter, complete and accurate books, records, and accounts of the Business. Such books, records, and accounts shall fairly represent the results of operations of such business, as determined on an accrual basis, and shall be kept in sufficient detail to permit the transactions included in such operations to be clearly identifiable and traceable to underlying documentation. Licensee shall make available such records and books of account to Muzak or its representatives if requested by Muzak for inspection and audit as provided in Section 7.3.


     7.2 Reports. Licensee shall submit to Muzak, together with the payments
         -------
described in Section 6.7, royalty and fees reports, in such detail as Muzak may from time to time reasonably request, accurately reflecting all Gross Billings during the periods to which such payments pertain.


     7.3 Audit.
         -----

         (a) Muzak or its representatives may, upon giving Licensee 30 days' (or 10 days' in the case of an audit following a request for Muzak's consent to a transfer under Article XII hereof) written notice, enter the premises of Licensee (and of any person doing business [an "affiliated person"] controlling, controlled by or under common control with Licensee) during normal business hours for inspection and audit of the business and records of Licensee and of such affiliated person, provided that such inspection and audit shall be no more extensive than is required to verify that none of Licensee's or such affiliated person's revenues should have been reported as Gross Billings or as charges for Recorded Media and Adjunct Services and that Licensee's payments to Muzak have been properly computed in accordance with the provisions of Article VI of this Agreement. Licensee shall cooperate with any such inspection and audit. Muzak shall not assess Licensee for amounts found, as a result of such audit, to be owing hereunder if such amounts derive from a reporting period that ended more than two years prior to the date such audit commenced, provided that Licensee has not knowingly maintained false books or records, or knowingly submitted false reports to Muzak.


     (b) During any audit hereunder, Muzak or its representatives (at Muzak's cost and expense) may make mechanical copies of only those books and records of Licensee that are necessary for the verification of Licensee's statements and accountings to Muzak and were physically examined as part of the audit. Muzak shall take reasonable precautions to safeguard the confidentiality of such copies and shall destroy any such copies upon the mutually-confirmed completion of the audit and payment in full of any royalties and other charges determined to be owing to Muzak as a result of the audit. Nothing contained herein shall be construed as in any way limiting Muzak's right manually to copy or make abstracts of Licensee's or any affiliated person's books and records or to make any notes or the like whatsoever; provided, however, that such manual copies or abstracts (and any copies thereof) shall be destroyed upon the mutually-confirmed completion of the audit.


     (c) In the event that any audit conducted by or on behalf of Muzak results in a determination that there has been either an underpayment or overpayment of the amounts due Muzak hereunder, then within 30 days after such determination, Licensee or Muzak, as the case may be, shall pay to the other the amount of such underpayment or overpayment; provided, however, that in the event that Licensee disputes the results of any such audit, the parties shall attempt to resolve the matter by conducting a new audit under the joint supervision of their respective independent certified public accountants. In the event that such new audit resolves the dispute, the cost of each party's independent certified public accountants shall be borne by the respective party. In the event that such new audit fails to resolve the dispute, the matter shall be resolved by arbitration under the rules of the American Arbitration Association, and the losing party shall pay both parties' entire costs of the second audit.


     (d) If it is determined as a result of an audit that there has been an underpayment of seventeen percent (17%) or more of the amounts due Muzak for any given calendar year, Licensee shall pay to Muzak, within thirty (30) days after such determination and in addition to all other amounts due under this

Agreement, a penalty equal to fifteen percent (15%) of the underpayment for that year. The foregoing remedies shall be in addition to any other remedies Muzak may have for such underpayment.


     (e) Muzak and Licensee shall confirm, at the conclusion of the audit and following payment of any monies found owing as a result of the audit, that such audit has been completed and that the periods audited shall not be audited again absent a showing that Licensee knowingly maintained false books and records for such period.


VIII.  MARKETING AND PROMOTION
       -----------------------

     8.1 Advertisements. Licensee shall cooperate with any advertising or
         --------------
promotional campaigns conducted by Muzak in accordance with sound business practices. Licensee shall promptly discontinue any advertising or promotion which Muzak informs Licensee is, in Muzak's judgment, inimical to Muzak's reputation. Without limiting the generality of the foregoing, Licensee shall submit to Muzak upon request samples of all advertising and promotional plans and materials that Licensee proposes to use. Licensee shall amend any such plans and materials as requested by Muzak upon receipt of notice from Muzak that such plans or materials fail to comply with the requirements of this Section 8.1. In the event that Muzak notifies Licensee to amend any advertising or promotional plans previously approved by Muzak's predecessors-in-interest, Licensee shall have up to 180 days after the date of such notice to make such amendments.


     8.2 Yellow-Pages Advertising. Each year during the term of this Agreement,
         ------------------------
Licensee shall ensure that it is listed in at least one "trademark ad" under the appropriate classification in the yellow pages of one major-market telephone book in the Territory. Muzak will reimburse Licensee for the annual cost of one such "trademark ad" within thirty (30) days after receipt from Licensee of the invoice for the advertisement.


     8.3 Additional Assistance by Muzak. Within the limits of its available
         ------------------------------
personnel, Muzak, when so requested by Licensee, shall make available technical and marketing assistance to Licensee. The charges for such assistance shall be mutually agreed upon by the parties.


IX.  MULTI-TERRITORY ACCOUNTS PROGRAM; CABLE RADIO/TV
     ------------------------------------------------

     9.1 Multi-Territory Accounts Program. Recognizing that potential
         --------------------------------
Subscribers with substantial numbers of Subscriber Premises located throughout the United States represent a significant potential market for Licensee and other Muzak licensees marketing the Services, and that the effective marketing of the Services to such accounts frequently requires a coordinated effort by Muzak and its licensees, Muzak, in conjunction with a Multi-Territory Sales Committee, shall establish and maintain during the term of this Agreement a Multi-Territory Accounts Program. The Multi-Territory Accounts Program and the Multi-Territory Sales Committee are more fully described in Exhibit G attached hereto and incorporated herein by reference. Licensee and Muzak agree to participate in the Multi-Territory Accounts Program as set forth in Exhibit G and otherwise to abide by the terms of Exhibit G. Without limiting the generality of the foregoing, Licensee agrees to participate during the term of this Agreement in all Multi-Territory Contracts (as defined in Exhibit G) that pertain to Subscriber Premises in the Territory.


     9.2 Cable Radio/TV. In the event that (i) a provider of cable television or
         --------------
cable radio programming requests that Muzak provide music for such programming that cannot otherwise be provided by Licensee utilizing the Music Services, and
(ii) such programming will be distributed to residences (but not to commercial locations) in the Territory, then prior to Muzak's providing such music, Muzak and Licensee shall jointly determine their respective interests in the revenues deriving from the provision of such music to such provider.

X.  DEFAULT AND TERMINATION OF THIS AGREEMENT
    -----------------------------------------

     10.1 Default of Licensee.
          -------------------

          (a) Licensee shall be deemed to be in default under this Agreement, and all rights granted herein shall, at the option of Muzak, immediately terminate upon notice thereof to Licensee (without opportunity to cure), if at any time:


              (i) Licensee shall file in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Licensee's property, or if there is commenced against Licensee any such petition which is not opposed by Licensee or not dismissed within ninety days after such filing, or if Licensee admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors, or if Licensee makes general application to Licensee's creditors to settle, compromise, or extend the time of payment of all of Licensee's obligations; or


              (ii) there occurs a voluntary or involuntary transfer or purported transfer of an interest in Licensee or in this Agreement in violation of Article XII.

          (b) Licensee shall be deemed to be in default under this Agreement, and all rights granted herein shall terminate, if any of the following events shall occur and not be cured, in the time and manner provided in subsection (c) below, following notice thereof from Muzak:


              (i) if Licensee fails to comply with any of its obligations under this Agreement and Muzak has been or is reasonably likely to be in any way damaged thereby, or if any representation made by Licensee herein is found to be untrue when and as made and Muzak has been or is reasonably likely to be in any way damaged thereby; or


              (ii) if Licensee ceases to distribute the Music Services or ceases to operate or otherwise abandons the Business; or


              (iii) if Licensee loses the right to transact business in any jurisdiction included in the Territory and Licensee refuses to surrender to Muzak its license rights hereunder with respect to such jurisdiction; or


              (iv) if Licensee knowingly maintains false books or records, or submits false reports to Muzak.

          (c) Licensee shall have thirty (30) days after its receipt from Muzak of a written notice of default within which to remedy any default as defined in subsection (b) above (or, if the default cannot reasonably be cured within such thirty (30) days, to initiate within that time substantial and continuing action to cure the default) and to provide evidence thereof to Muzak. If any such default is not cured within that time (or, if appropriate, substantial and continuing action to cure the default is not initiated within that time), or such longer period as applicable law may require, this Agreement shall terminate following Licensee's receipt of a Notice of Termination reciting Licensee's failure to cure or commence to cure and setting forth a definite termination date, which shall be no sooner than 5 business days following Licensee's receipt of such Notice or such longer period as applicable law may require; provided, however, that in the event the existence of such default is disputed by Licensee, and Licensee notifies Muzak of such dispute within 10 days after receipt of Muzak's notice of default and thereafter promptly proceeds to take all steps necessary to resolve such dispute, including (if necessary) the commencement of litigation by no later than 30 days after receipt of Muzak's notice of default, such termination shall not become finally effective until 10 days after the date such dispute is finally resolved in favor of Muzak. For purposes hereof, final resolution shall include without limitation Licensee's failure to make a timely appeal of a court decision in favor of Muzak. Notwithstanding anything in this paragraph (c) to the contrary, in the event that the final resolution in favor of Muzak of Licensee's dispute of a notice of default is by means of a court decision and such court also specifically decides that, at each successive level of Licensee's legal challenge to the notice of default, Licensee had a strong likelihood of success on the merits (without application by the court of any balance-of-hardships tests), Licensee shall have 30 days from the date of such final resolution to cure the default; in such event, if such cure is not effectuated by the end of such 30-day period, the termination shall then become immediately effective.


     10.2 Default of Muzak. Muzak shall be deemed to be in default, and Licensee
          ----------------
shall have the right to terminate this Agreement, if Muzak fails to comply with any of its obligations under this Agreement, and Licensee has been or is reasonably likely to be in any way damaged thereby, and such failure is not cured within thirty (30) days after Muzak's receipt of a written notice of default from Licensee (or, if the default cannot reasonably be cured within such thirty (30) days, if such cure has not been initiated and is not continuing within that time); provided, however, that in the event the existence of such default is disputed by Muzak, and Muzak notifies Licensee of such dispute within 10 days after receipt of Licensee's notice of default and thereafter promptly proceeds to take all steps necessary to resolve such dispute, including (if necessary) the commencement of litigation by no later than 30 days after receipt of Licensee's notice of default, such termination shall not become effective until 10 days after the date such dispute is finally resolved in favor of Licensee. For purposes hereof, final resolution shall include Muzak's failure to make a timely appeal of a court decision in favor of Licensee. Notwithstanding anything in this Section 10.2 to the contrary, in the event that the final resolution in favor of Licensee of Muzak's dispute of a notice of default is by means of a court decision and such court also specifically decides that, at each successive level of Muzak's legal challenge to the notice of default, Muzak had a strong likelihood of success on the merits (without application by the court of any balance-of-hardships tests), Muzak shall have 30 days from the date of such final resolution to cure the default; in such event, if such cure is not effectuated by the end of such 30-day period, the termination shall then become immediately effective.


     10.3 Additional Remedies. No termination of this Agreement shall affect any
          -------------------
obligation, including any obligation arising as a result of a default of this Agreement, of any party accrued up to the date of termination or limit any additional rights or remedies provided the nondefaulting party under this Agreement or under law.

     10.4 Force Majeure. Neither Muzak nor Licensee shall have any liability to
          -------------
the other or to any other person as a result of the failure of either of such parties to perform its obligations hereunder, nor shall such failure be considered a breach of this Agreement, if such failure is due to fire, flood, other act of God, strike or other event or situation beyond the control of such party acting in accordance with sound business practices.


XI. RELATIONSHIP OF THE PARTIES UPON TERMINATION OR EXPIRATION OF THIS AGREEMENT
    ----------------------------------------------------------------------------

     11.1 Action Required of Licensee. Upon termination or expiration (without
          ---------------------------
renewal of license rights) of this Agreement, Licensee shall, subject to Section 2.2(b), Section 2.4 (including Exhibit E), and Article IX (including Exhibit G), immediately


          (a) Cease to distribute the Services to Subscribers and shall not thereafter, directly or indirectly, represent itself to the public or hold itself out as a licensee of Muzak;


          (b) Cease to use, in any manner whatsoever, the Services and the Proprietary Marks. Without limiting the generality of the foregoing, Licensee shall immediately cancel any assumed name or equivalent registration which contains the mark "MUZAK(R)" or any other service mark or trademark of Muzak, or otherwise permit Muzak to effect such cancellation;

          (c) Sell to Muzak at Licensee's cost of acquisition, if any, all manuals, instructions, sales literature, and other materials related to the Services or the Proprietary Marks and retain no copy or record of any of the foregoing except Licensee's copies of this Agreement and any other document which Licensee reasonably needs for compliance with specific provisions of state or federal law;


          (d) Dismantle (if necessary) and dispose of as Muzak requests (at Muzak's cost) all Earth Stations, Recorded Media, and other equipment provided Licensee by Muzak; and


          (e) Promptly pay all sums indisputably owing to Muzak.


     11.2 Action Required of Muzak. Upon termination or expiration (without
          ------------------------
renewal of License rights) of this Agreement, Muzak shall promptly pay all sums indisputably owing to Licensee. Muzak shall not provide or directly or indirectly make available to any successor licensee in the Territory (including any owned affiliates) any of Licensee's customer lists or customer contract termination dates or terms; provided, however, that Muzak may transfer to such successor licensee any contract rights purchased by Muzak from Licensee under the terms of Exhibits E and G hereto.

XII. TRANSFER OF BUSINESS OR CONTROL OF LICENSEE
     -------------------------------------------


     12.1 By Licensee and its Owners. Muzak has entered into this Agreement in
          --------------------------
reliance on the business skills, financial capacity, and personal character of Licensee and its owners. Accordingly, Licensee shall not permit the transfer of any interest in or of Licensee that would have the effect, alone or together with other previous, simultaneous, or proposed transfers, of directly or indirectly transferring a controlling interest (whether in stock, partnership interests or otherwise) in this Agreement, Licensee, or a major portion of the assets used in the Business without the prior written consent of Muzak and without otherwise complying with the requirements of this Article XII. Any such purported assignment or transfer, by operation of law or otherwise, not having the written consent of Muzak and not otherwise complying with the requirements of this Article XII shall be null and void and shall constitute a material breach of this Agreement.


     12.2 Consent of Muzak. Muzak shall not unreasonably withhold its consent to
          ----------------
a transfer described in Section 12.1; provided, however, that Muzak may require any or all of the following as conditions of its approval:


          (a) All of Licensee's accrued monetary obligations to Muzak shall have been satisfied (or otherwise provided for to

Muzak's satisfaction, including without limitation the escrowing with counsel at closing of the full amount of such obligations);


          (b) The transferee and its owners shall enter into a written assignment, in a form reasonably satisfactory to Muzak, assuming and agreeing to discharge all of Licensee's obligations under this Agreement;


          (c) The transferee shall demonstrate to Muzak's reasonable satisfaction that (i) the transferee has the personal character and the financial resources to conduct the Business, (ii) the transferee personally has the general business experience to conduct the Business or will employ during the term of this Agreement a general manager with such business experience to conduct the Business, and (iii) the transferee is not in a position to use the information obtained as a licensee of Muzak in a manner that will be harmful to Muzak outside the Territory; and


          (d) The transferee shall pay Muzak a transfer fee as follows:


              (i) For any transfer to an existing licensee of Muzak (or any entity owned or controlled by or having common ownership with an existing licensee of Muzak), the sum of $1,000; or

              (ii) For any other transfer, (A) the sum of $2,500 for a Business having Gross Billings (as defined herein) of $20,000 per month or less, and (B) the sum of $5,000 for a Business having Gross Billings (as defined herein) in excess of $20,000 per month.


     In the event Muzak fails to respond to any request for approval of a transfer to another MUZAK(R) licensee within 20 business days and to all others within 30 business days of its receipt of a completed application for transfer, then the request shall be deemed approved, subject only to Muzak's receipt of notification of the transferee's assumption of Licensee's obligations, and of the assignment to the transferee of Licensee's rights, under this Agreement.


     12.3 Collateral. Muzak will not require approval of the assignment,
          ----------
transfer, pledge, or hypothecation of all or any part of the assets of the Business, excluding this Agreement, and, if Licensee is a corporation, all or any part of the stock of said corporation, to banks or other lending institutions as collateral security for loans made directly to or for the benefit of the Business. However, such approval will be required for any proposed assignment of this Agreement.


     12.4 Transfer to Family Member. An individual may transfer his or her
          -------------------------
interest in Licensee or this Agreement to a member of his or her immediate family or to a corporation controlled by such individual, provided that the requirements set forth in paragraphs (a), (b), and (c) of
Section 12.2 are met. No transfer fee shall be required for any such transfer.


     12.5 By Muzak. Muzak shall have the right to transfer or assign all or any
          --------
part of its rights or duties hereunder to any person or entity. Muzak shall promptly notify Licensee of any such transfer.


XIII. PROPRIETARY MARKS
      -----------------

     13.1 Ownership. Muzak represents that it is the owner of all right, title,
          ---------
and interest in and to the Proprietary Marks. Muzak will take all steps, including the taking of legal action, reasonably necessary to preserve and protect the ownership and validity in and of the Proprietary Marks. Licensee shall not directly or indirectly contest the validity or Muzak's ownership of the Proprietary Marks. In the event that litigation involving the Proprietary Marks is instituted or threatened against Licensee, Licensee shall promptly notify Muzak and shall cooperate in the defense or settlement of such litigation, which Muzak shall have the right to control at its expense. Licensee expressly understands and acknowledges that Muzak is the owner of all right, title, and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them.

Licensee's use of the Proprietary Marks pursuant to this Agreement does not give Licensee any ownership interest or other interest in or to the Proprietary Marks, except the license granted by this Agreement.


     13.2 Infringement. Licensee shall promptly notify Muzak of any suspected
          ------------
infringement of the Proprietary Marks, and of any challenge to Muzak's ownership of, or Licensee's right to use, the Proprietary Marks. Subject to Section 13.1, Muzak shall have the sole right to decide whether an administrative or judicial proceeding, or other action, should be undertaken in response to any such suspected infringement or challenge, and, if any such proceeding or action is to be undertaken, to initiate and control such proceeding or action at its expense. In the event Muzak elects to undertake any such proceeding or action, Licensee agrees to cooperate with Muzak in such effort. Licensee shall have no right to institute any litigation against a third party relating to the Proprietary Marks without Muzak's prior written consent.


     13.3 Use. Licensee's right to use the Proprietary Marks is limited to such
          ---
uses as are authorized under this Agreement. Licensee shall not use the Proprietary Marks as part of its corporate or other legal name. Licensee shall comply with Muzak's instructions at Muzak's cost in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents reasonably deemed necessary by Muzak or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability. Unless otherwise authorized or required by Muzak, Licensee shall use the Proprietary Marks without prefix or suffix and shall comply with Muzak's instructions regarding the use of the federal registration symbol and other trademark or service mark designations.


     13.4 Substitution of Proprietary Marks. Muzak reserves the right to add
          ---------------------------------
Proprietary Marks and, except with respect to the MUZAK(R) trademark, to substitute different Proprietary Marks, or discontinue the use of Proprietary Marks, for use in identifying the Services if Muzak's currently owned Proprietary Marks no longer can be used, or if Muzak determines that such addition, substitution, or discontinuation will be beneficial to its business and provides to Licensee at least six (6) months' prior notice of such addition, substitution or discontinuation. All such additions, substitutions or discontinuations will be reflected in an amendment of Exhibit C and shall not affect the validity of this Agreement, which shall, in all respects, be deemed modified to provide for such addition, substitution or discontinuation.

XIV.      MISCELLANEOUS


     14.1 Representations of Licensee. Licensee represents and warrants to Muzak
          ---------------------------
that, on the date of this Agreement:


          (a) If Licensee is a trust, corporation, or partnership, it is duly organized, in good standing, and qualified to do business in all jurisdictions included in the Territory; all controlling ownership interests in Licensee are directly and indirectly held by those persons and entities listed on the signature pages hereof, and no other persons or entities own any controlling interests in Licensee; and it has all necessary power and authority to execute, deliver, and perform this Agreement.


          (b) There are no actions, suits, proceedings, or investigations in any court or before any governmental agency or instrumentality which affect or are reasonably likely to affect Licensee's ability to perform its obligations under this Agreement.


     14.2 Representations of Muzak. Muzak represents and warrants to Licensee
          ------------------------
that, on the date of this Agreement, it is duly organized and in good standing as a limited partnership under the laws of the State of Delaware and has all necessary power and authority to execute, deliver, and perform this Agreement.

     14.3 Independent Contractor. Muzak and Licensee are independent contractors
          ----------------------
vis-a-vis each other and neither party, nor their respective employees and agents, are or are to be construed to be either legal or implied agents, servants or employees of the other party or to have authority to act for or on behalf of the other party. No acts taken or assistance given by one party to the other pursuant to this Agreement will be construed to alter this relationship. Without limiting the generality of the foregoing, but subject to the terms of the Multi-Territory Accounts Program as described herein, Section 2.4 (including Exhibit E), the In-Store Advertising Agreement between Muzak and Licensee, and any other written contract between Muzak and Licensee, nothing in this Agreement shall authorize one party to make any contract, agreement, warranty or representation on behalf of the other party or to incur any debt or obligation in the other party's name, and the other party shall in no event assume liability for, or be deemed liable hereunder as result of, any such action. Without limiting the rights of a party to enforce its rights hereunder, a party shall not be liable to a third party by reason of any action or omission of the other party in the conduct of its business.


     14.4 Release. Muzak and Licensee hereby release and forever discharge each
          -------
other, and their respective predecessors, successors, representatives, assigns, agents, owners, employees, officers, and directors ("Designees"), of and from any claims, debts, liabilities, demands, obligations, costs, expenses, actions, and causes of action of every nature, character, and description, vested or contingent, which such releasing party now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold, against the other party or its Designees, arising prior to and including the date of this Agreement and relating to any prior franchise or license agreement; provided, however, that this release shall not apply to any royalties or other monies owed, whether or not previously reported as owing, from Licensee to Muzak; and further provided that this release shall not apply to any claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character and description, vested or contingent which are (i) at any time raised or asserted by any party against the other party as a defense, counterclaim, or crossclaim in any arbitration or litigation; (ii) of which the other party is advised within 120 days of the date hereof; or (iii) the existence of which could not now be reasonably known to a party and of which the other party is advised within 120 days of the claiming party's knowledge thereof.


     14.5 No Waiver. No failure of a party to exercise any right or power
          ---------
reserved to it in this Agreement or to insist upon compliance by the other party with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such party's rights to demand exact compliance with any of the terms of this Agreement. Waiver by a party of any particular default shall not affect or impair such party's right with respect to any subsequent default of the same or of a different nature, and, except as otherwise expressly provided herein, any delay, forbearance, or omission of a party to exercise any power or right arising hereunder shall not affect or impair such party's right thereafter to exercise that or any other power or right.


     14.6 Notices. Unless otherwise expressly provided herein, any and all
          -------
notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:


          Notices to Muzak:              MUZAK
                                         400 North 34th Street, Suite 200
                                         Seattle, WA 98103
                                         Attention: ____________________




          Notices to Licensee:           SUNCOM COMMUNICATIONS, L.L.C.

                                         /s/ David W. Unger
                                         -----------------------------
                                         David W. Unger
                                         220 E. 54 Street, 11B
                                         New York, NY 10022

Notice by certified or registered mail shall be deemed to have been given at the date and time of receipt.

     14.7 Entire Agreement. This Agreement, the documents referred to herein,
          ----------------
and the exhibits and attachments hereto, constitute the entire, full, and complete agreement between the parties concerning the subject matter hereof, and supersede all prior agreements except those set forth in Exhibit H (the terms of which shall remain in effect to the extent not expressly contradicted by the terms hereof). Except for those amendments referred to in Sections 2.1, 2.2 and
13.4 and Exhibits E, F, and G, no amendment of this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.


     14.8 Severability. Each portion, part, and term of this Agreement shall be
          ------------
considered severable, and if, for any reason, any portion, part, or term herein is determined by a court or agency with valid jurisdiction to be contrary to any existing or future law or regulation and invalid, it shall not impair the operation of, or have any other effect upon, the other portions, parts, or terms of this Agreement that remain otherwise intelligible.


     14.9 Captions. All captions in this Agreement are for convenience only and
          --------
do not in any way limit or amplify the provisions hereof.

     14.10 Binding Effect. This Agreement shall be binding upon and shall inure
           --------------
to the benefit of the parties hereto and, subject to Article XII, their respective heirs, executors, representatives, successors, and assigns.


     14.11 Counterparts. This Agreement may be executed in several counterparts,
           ------------
and all of such counterparts together shall constitute one agreement binding on all parties thereto, notwithstanding that all parties are not signatory to the original or same counterpart.


     14.12 Attorney's Fees. If any action or proceeding is brought for the
           ---------------
enforcement of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in the action or proceeding, in addition to any other relief to which it or they may be entitled.


     14.13 Applicable Law. This Agreement shall be interpreted and construed
           --------------
under the laws of the State of Colorado without reference to conflicts of law.


     14.14 All Remedies. No right or remedy conferred upon or reserved to Muzak
           ------------
or Licensee by this Agreement is intended to be exclusive of any other right or remedy herein or by law or equity provided, but each shall be cumulative of every other right or remedy. Without limiting the generality of the foregoing, Licensee acknowledges that its violation of the terms of Sections 4.3, 5.5, or 11.1 will result in irreparable injury to Muzak for which no adequate remedy at law may be available, and Licensee accordingly agrees that Muzak may seek to obtain the issuance of an injunction prohibiting any conduct by Licensee in violation of such terms.


     14.15 Limitation. Licensee shall commence any action relating to Muzak's
           ----------
offer or sale of license rights hereunder to Licensee, or the execution of this Agreement by Licensee, within one (1) year from the later of the date of execution of this Agreement or the date Licensee reasonably should have discovered the event or non-occurrence of the event first giving rise to the action, and Licensee shall commence any other action arising hereunder within two (2) years from the date Licensee reasonably should have discovered the event or non-occurrence of the event first giving rise to such action. Licensee agrees that any such claim not commenced within such time periods shall be barred, it being understood that the assertion of any such claim as a defense, counterclaim or cross-claim shall not be barred by this paragraph.


     14.16 No Warranties. Muzak makes no warranties or guarantees upon which
           -------------
Licensee may rely, and assumes no liability or obligation to Licensee, by providing any waiver, approval, consent or suggestion to Licensee in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.


     14.17 No Implied Rights. Except as expressly provided to the contrary
           -----------------
herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Licensee, Muzak, Muzak's officers, partners, and employees, and such of Licensee's and Muzak's respective successors and assigns as may be contemplated (and, as to Licensee, permitted) by Article XII hereof, any rights or remedies under or by reason of this Agreement.


     14.18 Survival. All provisions of this Agreement that pertain to Licensee's
           --------
rights and duties regarding Licensee's delivery of the Services to certain Subscribers after the date of expiration or termination of this Agreement shall survive such expiration or termination to the extent necessary to give full effect to such rights and duties. All other covenants and obligations of Muzak or Licensee that are to be performed or observed after the expiration or termination of this Agreement, including, without limitation, those set forth in Sections 5.5 and 14.3, Article XI, and Exhibits E and G, shall also survive such expiration or termination.

     14.19 Conversion. Upon the expiration or earlier termination of this
           ----------
Agreement, in the event the addressability feature of Muzak's DBS facilities permits Muzak to switch Licensee's music subscribers to another subscription music supplier and Muzak has received written permission from such music supplier and blanket indemnification from Licensee, then within a reasonable time following Licensee's written direction to Muzak, Muzak shall perform one such switch with respect to each such subscriber at the following cost to
Licensee: the greater of (i) Muzak's standard switching charge then in effect, or (ii) Muzak's incremental out-of-pocket costs directly attributable to the making of such switches.


     14.20 Most Favorable Terms. In the event that after September 1, 1990 Muzak
           --------------------
grants for the first time (and not pursuant to or in renewal of any agreement in existence at September 1, 1990) to any other U.S. licensee of Muzak (i.e., a distributor of the Services in a territory within the United States) financial or other material terms (other than temporary or transient adjustments and accommodations) that are more favorable than the terms set forth herein, Muzak must offer such more favorable terms to Licensee; provided, however, that if, and to the extent, Muzak is required by the laws and regulations of the State in which another licensee resides or operates its business to offer such other licensee more favorable terms than those set forth herein, Muzak shall not be required to offer such more favorable terms to Licensee but shall notify the then-president of the IPMA of the imposition of such legal or regulatory requirement.


 XV.    ACKNOWLEDGEMENTS
        ----------------

     15.1 Independent Investigations. Licensee acknowledges that it has
          --------------------------
conducted an independent investigation of the business licensed hereunder, and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Licensee as an independent person or entity. Muzak expressly disclaims the making of, and Licensee acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.


     15.2 Disclosure. Licensee acknowledges that it received a copy of this
          ----------
Agreement and all exhibits and attachments thereto, and agreements relating thereto, at least five (5) business days prior to the date on which this Agreement was executed. Licensee further acknowledges that it received the disclosure documents required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.


     15.3 Opportunity to Review. Licensee acknowledges that it has read and
          ---------------------
understands this Agreement and the exhibits and attachments hereto, and agreements relating hereto, and that Muzak has accorded Licensee ample time and opportunity to consult with advisors of Licensee's own choosing about the potential benefits and risks of entering into this Agreement.


         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.



                                             MUZAK LIMITED PARTNERSHIP,
                                             a Delaware limited partnership


                                             By: /s/ John R. Jester
                                                 ---------------------------
                                                 Name:  John R. Jester
                                                 Title: President


                                             Licensee:

                                             SUNCOM COMMUNICATIONS, L.L.C.
                                             a Delaware limited liablity Company


                                             By: /s/ David W. Unger
                                                 ---------------------------
                                                 Name:  David W. Unger
                                                 Title: Chairman

         Each of the undersigned (i) owns, directly, indirectly, or beneficially, a controlling interest in Licensee; (ii) has read this Agreement; and (iii) agrees to be bound by those provisions of this Agreement that impose obligations on the owners of controlling interests in Licensee.



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      -------------------------------------
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         ----------------------------------

         ----------------------------------



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      -------------------------------------
Address:
         ----------------------------------

         ----------------------------------



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      -------------------------------------
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         ----------------------------------

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      -------------------------------------
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         ----------------------------------

         ----------------------------------

                                    EXHIBIT A
                                    ---------

                                 MUSIC SERVICES


 I.  BROADCAST SERVICES

Services intended for Direct Broadcast Subscribers or for local re-broadcast to
-------------------------------------------------------------------------------
Subscribers (by means of telephone lines, FM Radio Subcarriers ("SCA"), 950 MHz
-----------
(UHF), cable and MDS, as more fully set forth in Exhibit D, and such other means as are authorized in writing from time to time by Muzak.)

     1. ENVIRONMENTAL MUSIC BY MUZAK(R) (to be distributed by means of East and West coast feeds for as long as Stimulus Progression(R)remains a valid concept)

     2.  FOREGROUND MUSIC ONE(R)

     3.  HITLINE(R)

     4.  LIGHT CLASSICAL

     5.  CONTEMPORARY JAZZ FLAVORS (SM)

     6.  EXPRESSIONS (SM)

     7.  COUNTRY CURRENTS (SM)

     8.  JUKEBOX GOLD (SM)

     9.  HOT FM (SM)

     10. CONTEMPORARY INSTRUMENTALS

     11. LATINO

     12. SPECIALTY CHANNELS (various formats, as designated by Muzak from time to time)

 II. RECORDED MEDIA SERVICES

     1.  TONES(R) (various formats, as designated by Muzak from time to time)

                                    EXHIBIT B
                                    ---------

                                ADJUNCT SERVICES


 I.  MUSIC-RELATED ADJUNCT SERVICES
     ------------------------------

     1. DAYPARTING

        DAYPARTING means that automatic program sequencing, utilizing an in-place Muzak addressable receiver, of two or more program formats on a regularly scheduled basis, with the same schedule running without further change from the original format, each day, for seven days per week.

     2. WEEKPARTING

        WEEKPARTING means that automatic program changing, utilizing an in-place Muzak addressable receiver, of a single program source with the option to change programs each day, seven days per week.

     3. COMBINED

        COMBINED means a combination format of both dayparting and weekparting.

     4. SWITCHING

        SWITCHING means the controlled switching of a single program Subscriber to another single program from the Muzak DBS computer controlled headend utilizing the in-place Muzak addressable receiver.

 II. OTHER ADJUNCT SERVICES
     ----------------------

     1. ADPARTING (various number of message inserts as designated by Muzak from time to time)

        ADPARTING means that audio promotion and messaging service provided directly to the end user via an in-place Muzak addressable DBS system. This service is designed for "spot" message inserts originating from the Muzak DBS Operational Control Facility utilizing a computer control head-end system.

     2. BROADCAST DATA

        BROADCAST DATA means that enhanced service which operates through the in-place Muzak addressable DBS receiver and provides a one-way data communication channel for point-to-multipoint distribution. This service is designed for a distribution of data files and/or text messaging originating through the Muzak DBS Operational Control Facility utilizing a computer control head-end system.

     3. BROADCAST VIDEO

        BROADCAST VIDEO means that occasional use non-dedicated one-way point-to-multipoint direct broadcast service utilizing an in-place Muzak addressable DBS system and adjunct video receiver. This service is designed as a video broadcast distribution system for an end user's private network and is managed and controlled through the Muzak DBS Operational Control Facility.

                                   EXHIBIT C
                                   ---------

                                     MARKS


MUZAK(R)                               AUDIO MARKETING SERVICES(sm)
ADCASTER(R)                            DAYPARTING(sm)
ADPARTING(R)                           ENVIRONMENTAL MUSIC(sm)
FOREGROUND MUSIC ONE(R)                FM ONE(sm)
FM-1(R)                                IN-STORE ADCASTING(sm)
HITLINE(R)                             UNICART(TM)
MARKETING ON HOLD(R)
MUSIC PLUS(R)
SOUND BUSINESS SOLUTIONS(R)
STIMULUS PROGRESSION(R)
TONES(R)

                                   EXHIBIT D
                                   ---------

                           TECHNICAL SPECIFICATIONS


I.         LOCAL DISTRIBUTION SYSTEMS
           --------------------------

           Licensor and licensee acknowledge that the Muzak Program Services should be delivered to the end subscriber at the highest fidelity possible consistent with local conditions and reasonable business judgment, therefore:

           1. Telephone lines from central studio to Telco central office and to broadcasting facilities should be equalized for a minimum frequency response of 50-8000 Hz.

           2. Telephone lines to individual subscribers from central offices need not be equalized. If only low quality facilities are available, consideration should be given to local equalization at subscriber premises or replacement of Telco lines with SCA or DBS delivery.

           3. SCA contracts shall include the following minimum equipment and performance standards particularly if the SCA generator is not furnished by the licensee.

                  A.   SCA Frequency                  Typically 67 kHz or 92
                                                      kHz

                  B.   SCA Injection                  91 +/- 0.5%

                  C.   SCA Deviation                  +/- 6 kHz = 100%
                                                      modulation

                  D.   SCA Frequency Response         50-5000 Hz +1, -3 dB
                                                      (95% of low pass
                                                      filter)

                  E.   SCA Total Harmonic
                       Distortion                     Less than or equal to 1%
                                                      (unweighted)

                  F.   SCA Signal To Noise Ratio      Greater than or equal to
                                                      50 dB

                  G.   AM Noise (referenced to
                                 carrier)             Greater than or equal to
                                                      -50 dB

                  H.   Incidental AM                  Greater than or equal to
                                                      45 dB

                  I.   Crosstalk (Main to Sub
                       Channel)                       Greater than or equal to
                                                      -40 dB

                  J.    Pre-emphasis Curve            150 micro seconds

                  K.    Automatic Muting              Defeatable if desired

           4. Local distribution may be made by UHF (950 MHz) transmitters as authorized by the FCC. Maximum frequency range shall be used whenever possible if full frequency range program material is available at the transmitter.

           5. Local distribution may be made by MDS transmitters as authorized by the FCC. Maximum frequency range shall be used whenever possible if full frequency range program material is available at the transmitter.

           6. Local distribution may be made by DBS. Receivers used, whether designed or furnished by Muzak, shall be capable of receiving and demodulating program material broadcast from Ku-band satellite transponder in accordance with generally accepted trade specifications and practice. Equipment utilized shall be UL approved and conform to the specifications listed below.

                  The earth station consists of an antenna assembly and a Ku-band addressable satellite audio receiver with tuning and control instructions transmitted via the Network and Control Data Channel.

                  The Muzak Ku-band addressable satellite audio receiver is designed utilizing FM Squared subcarrier modulation and operates with a fully saturated video transponder with tuning and control instructions transmitted via the Network and Control Data Channel. The system design has a margin equal to or greater than 3 dB to allow for signal degradation due to transponder variation, precipitation, pointing error or LNB degradation.

                  Listed below are the DBS earth station technical specifications as of July 1, 1990:

                  RECEIVER SPECIFICATIONS
                  -----------------------

                  Subcarrier Tuning            0.15 to 8.20 MHz

                  Tuning and Control           9600 Asynchronous FSK
                                               data Channel Occupying
                                               20 kHz

                  RF Input Level               -30 to -65 dBm

                  RF Input Frequency           950 MHz to 1450 MHz

                  RX Threshold (click)         78.5 +/- 1 dB/Hz

                  IF Bandwidth                 16 MHz

                  IF Frequency                 70 MHz

                  Peak Deviation               30 kHz Peak

                  Audio Noise Reduction        Panda I Adaptive Pre-
                                               emphasis Expander or
                                               Equivalent

                  ANTENNA AND LNB SPECIFICATIONS
                  ------------------------------

                         1.0     Meter Antenna       1.2 Meter Antenna
                         ---------------------       -----------------
            Size:        1.0 Meter Offset Fed        1.2 Meter Offset Fed
                         Paraboloid                  Paraboloid

            Gain:        40.7 dB at 12.0 GHz         42.3 dB at 12.5 GHz

            VSWR:        1.3 Maximum                 1.3 Maximum

             LNB:        1.6 dB Minimum              1.6 dB Minimum

 II.       AUDIO DISTRIBUTION SYSTEM
           -------------------------

           In general, the 25 or 70 volt distribution system shall be used for low level music and paging applications. Amplifiers shall be sized to maintain less than 1% Total Harmonic Distortion throughout the system with a minimum frequency response of 50-10,000 Hz +/- 3 dB. Loudspeakers shall have the minimum power handling capacity of 10 watts. Matching transformers shall be multi-tap with a minimum frequency response of 70-10,000 Hz. All amplifiers shall be UL approved. All wiring and installations shall be made in accordance with accepted standards of Broadcast Engineering Practice and the National Electrical Code as well as local building codes that may apply.

III.       RECEPTION AND PLAYBACK EQUIPMENT
           --------------------------------

           All subscriber reception and playback equipment produced, either directly or under subcontract by Muzak for sale to licensees, shall conform to the standards and specifications of NAB, FCC and RIAA reflecting the state of the art. All equipment shall be UL approved.

           Detailed specifications of specific equipment currently in production as of March 1990 will be furnished to licensee upon request. Disclosure of proprietary information shall be limited to information for the proper installation, operation and maintenance of the respective equipment furnished.

IV.        C-BAND SATELLITE RECEPTION EQUIPMENT
           ------------------------------------

           If C-band satellite equipment is utilized for program reception, the following general satellite system specification applies:

           The satellite distribution system is designed to meet rigid performance criteria. However, certain facets of the total system are beyond the control of Muzak. These include, but are not limited to, weather conditions at the transmit or receiver site, sun position relative to the satellite position at the receiving location and proper maintenance of the receiver site.

           The single channel per carrier (SCPC) earth station consists of a minimum 5 meter antenna, a Low Noise Amplifier (LNA) and a C-band SCPC satellite audio receiver.

           AUDIO CHARACTERISTICS
           ---------------------

           Audio Output Impedance          600 ohms, balanced
           Audio Output Level              Adjustable, 0 to +18 dBm
           Audio Noise Reduction           2:1 companding
           Audio Signal-to-Noise Ratio     Greater than 50 dB CCITT 468 Weighted
           Audio Bandwidth                 7.5 kHz
           Frequency Response              50-7.5 kHz +/- 1.0 dB
           Total Harmonic Distortion       Less than or equal to 1%

           RECEIVER SPECIFICATIONS
           -----------------------

           RF Input Level                     -30 dBm maximum
           RF Input Frequency                 3.7 to 4.2 GHz
           RF Output Impedance                75 ohms, unbalanced
           IF Frequency Range                 52-88 MHz
           Frequency Selection                Synthesized in 25 kHz steps
           Peak Deviation                     30 kHz
           Power Consumption                  7 Watts 110V/60 Hz

                                    EXHIBIT E
                                    ---------

                            SALES OF ADJUNCT SERVICES


           Capitalized terms used but not defined in this Exhibit E shall have the meanings set forth in the body of the MUZAK(R) License Agreement to which this Exhibit is attached (the "License Agreement").

           1. Contract Form; Earth Station. All sales of the Adjunct Services to
              ----------------------------
Subscribers in the Territory shall be reflected in a fully executed MUZAK(R) Adjunct Services Subscriber Contract substantially in the form of Schedule 1
                                                                  ----------
attached hereto. Any material modification to said Contract form shall require the prior written consent of (i) Muzak and Licensee for Subscribers located within the Territory that are not Multi-Territory Accounts (as defined in Exhibit G to the License Agreement) or (ii) the Multi-Territory Sales Committee (as defined in Exhibit G) for Subscribers which are Multi-Territory Accounts pursuant to Exhibit G. No such modification shall conflict with the License Agreement (including without limitation the provisions of this Exhibit E). Licensee shall provide Muzak with the Adjunct Services Subscriber Contract, executed by the Subscriber, at the time Licensee requests Muzak to commence delivery of one or more Adjunct Services to the Subscriber, and Muzak shall provide Licensee with a copy of the Contract executed by Muzak for itself (to the extent stated in such Contract) and as Licensee's agent. Licensee shall ensure that prior to commencement of delivery of the Adjunct Services to a Subscriber, an Earth Station has been installed at each Subscriber Premises in the Territory where such Adjunct Services are to be received. Without limiting the foregoing, the delivery of the Adjunct Services shall be by such means as meet the technical specifications set forth in Exhibit D to the License Agreement.

           2. Additional Equipment. Muzak shall provide to each Subscriber
              --------------------
receiving the "Data" Adjunct Service, data receiving equipment designed to operate with the MUZAK(R) satellite receiver (the "Data Receiving Equipment") and to each Subscriber receiving the "Video" Adjunct Service video receiving equipment designed to operate with MUZAK(R) satellite equipment (the "Video Receiving Equipment"). It is the parties' intent that if a Subscriber requires an encrypting card, machine or other instrumentality, such Subscriber shall bear the expense thereof. The Data Receiving Equipment and/or the Video Receiving Equipment, as the case may be, shall be installed and maintained by Licensee as directed by Muzak. All service and maintenance by Licensee to any Data Receiving Equipment or Video Receiving Equipment shall be limited to "swap out" replacement of a defective unit, and Muzak agrees to maintain an adequate supply of such replacements for 24-hour delivery to Licensee. Muzak shall retain all rights of ownership in the Data Receiving Equipment and the Video Receiving Equipment and, at the termination of the applicable Adjunct Services Subscriber Contract, Licensee shall remove the Data Receiving Equipment and the Video Receiving Equipment and deliver each such item as directed by Muzak. Licensee shall not, and shall use its reasonable best efforts not to permit any other person or entity to, alter or reproduce in any way the Adjunct Services, the Data Receiving Equipment, the Video Receiving Equipment, or any other equipment or materials provided by Muzak in connection with the Adjunct Services.

           3. Effect of Termination or Expiration of License Agreement.
              --------------------------------------------------------

              3.1 Multi-Territory Accounts. In the event the License
                  ------------------------
Agreement terminates or expires (without renewal) prior to the termination of a Multi-Territory Contract (as defined in Exhibit G) for Adjunct Services being delivered in the Territory, Licensee's rights with respect to such Contract shall be governed by Article 4 of said Exhibit G.

              3.2 Subscribers That Are Not Multi-Territory Accounts.
                  -------------------------------------------------

                  a. Subject to paragraph b. below, in the event the License Agreement terminates or expires prior to the termination of an Adjunct Services Subscriber Contract for Services being delivered in the Territory and such Contract is not a Multi-Territory Contract, then Licensee shall sell to Muzak all of its rights in such Adjunct Services Subscriber Contract, together with related equipment (including the Earth Station if applicable), for a price determined in the manner set forth in this Section 3.2. Upon such sale, Muzak shall assume all of Licensee's obligations relative to performance of such Subscriber Contract and with respect to such related equipment accruing after the date of transfer. In the event such termination or expiration of the License Agreement is due to the bona fide, arm's length purchase of Licensee's subscriber contracts for a price based on a multiple of Recurring Adjunct Services Gross Billings (as hereinafter defined), Muzak's purchase price hereunder shall be determined by multiplying 50% of such arm's length multiple times the Recurring Adjunct Services Gross Billings attributable to the Adjunct Services Subscriber Contract being purchased. In all other cases, Muzak's purchase price hereunder shall be the result of multiplying 50% of the Prevailing Adjunct Services Multiple (as hereinafter defined) times the Recurring Adjunct Services Gross Billings attributable to such Contract. As used herein, (i) the term "Recurring Adjunct Services Gross Billings" means the average recurring monthly billings to a Subscriber for the Adjunct Services and related equipment, net of sales taxes, and (ii) the term "Prevailing Adjunct Services Multiple" means the average of the arm's length multiples used to determine the purchase prices of the three most recently reported (to Muzak) sales of the businesses of MUZAK(R) licensees, to the extent such prices were based on arm's length multiples of Recurring Adjunct Services Gross Billings and such multiples can be independently verified as such. Notwithstanding the foregoing, in the event that (i) prior to the date of Muzak's purchase of Licensee's rights under an Adjunct Services Subscriber Contract, Licensee and/or Muzak have received formal notice that such Contract will be terminated (without renewal) for reasons unrelated to the transfer thereof to Muzak, and (ii) the number of calendar months remaining between the date of such purchase by Muzak and the date of such termination of the Contract is less than the Prevailing Adjunct Services Multiple, then the purchase price of Licensee's rights in such Contract shall be determined by multiplying such remaining number of months in the Contract term by 50% of the Recurring Adjunct Services Gross Billings attributable to such Contract.

          b. Licensee shall not be required to sell to Muzak its rights in any Adjunct Services Subscriber Contract described in this Section 3.2 to the extent such rights pertain to the Music-Related Adjunct Services. In addition, Licensee shall not be required to sell to Muzak its rights in any Other Adjunct Services Subscriber Contract that does not pertain to the provision of the Adjunct Services to any Subscriber locations outside of Licensee's Territory. Section 2.2(b) (i) and (ii) of the License Agreement shall control with respect to the rights retained by Licensee under this paragraph b.

     3.3 Adjacent Territories. In the event of a termination of the MUZAK(R)
         --------------------
License Agreement of a MUZAK(R) licensee operating in a territory that adjoins Licensee's Territory, Licensee agrees to provide the Adjunct Services to Subscribers in such adjoining territory upon the request of Muzak for such period of time and upon such other terms as are then agreed to by Muzak and Licensee.

 4.  Licensee's Inability to Provide Adjunct Services.
     ------------------------------------------------
     4.1 Third-Party Contract. In the event that Licensee is
         --------------------
offering in the Territory a communications service which is the same as or similar to any Adjunct Service as a result of a third-party contract or agreement in effect at the time Muzak first notifies Licensee that such Adjunct Service has been added to Exhibit B to the License Agreement, Licensee shall have no obligation under the License Agreement to market, offer, or sell such Adjunct Service until Licensee ceases doing business with such third party.

     4.2 Rights of Muzak and Adjacent Licensees. During such period as Licensee
         --------------------------------------
is not marketing, offering or selling an

Adjunct Service in the Territory for the reasons provided in Section 4.1 above, either Muzak or, at the request of Muzak, a MUZAK(R) licensee operating from a MUZAK(R) territory that adjoins the Territory shall have the right to market, offer, and sell such Adjunct Service in the Territory. Licensee shall give Muzak at least 30 days' prior written notice of the date on which Licensee will cease doing business with the third party as referred to in Section 4.1 above. After such date, (i) Licensee shall commence marketing, offering, and selling such Adjunct Service in accordance with the License Agreement and (ii) Muzak and any MUZAK(R) licensees operating in territories adjacent to the Territory shall no longer have the right to market, offer, or sell such Adjunct Service in the Territory except under the terms of a MUZAK(R) Adjunct Services Subscriber Contract in effect on such date; provided, however, that Licensee shall have the right to purchase from Muzak or such other MUZAK(R) licensee, as the case may be, the licensee's rights under any such Adjunct Services Subscriber Contract, as well as the related equipment, for a price determined in the manner set forth in Section 3.2 above.

                   4.3 Adjacent Territories. In the event that a MUZAK(R)
                       --------------------
licensee operating in a territory that is adjacent to Licensee's Territory is unable to market, offer, or sell an Adjunct Service for the reasons set forth in
Section 4.1 above, Licensee agrees (i) to market, offer, and sell such Adjunct Service in such adjacent territory upon the request of Muzak for such period of time and upon such other terms as are then agreed to by Muzak and Licensee, and
(ii) to sell to such adjacent licensee its rights in any Adjunct Services Subscriber Contract described in Section 4.2 above upon the terms described in said Section 4.2.

                   4.4 Use of Proprietary Marks. In the event that Muzak or an
                       ------------------------
adjacent licensee (including Licensee in its capacity as such an adjacent licensee) markets, offers, or sells an Adjunct Service under the conditions described in Sections 4.1 through 4.3 above, none of the Proprietary Marks, other than those associated specifically with such Adjunct Service (including the "MUZAK(R)" Proprietary Mark if, and only to the extent that, it is specifically associated with such Adjunct Service), shall be used for such marketing, offering and sales purposes. Without limiting the generality of the foregoing, in such case neither Muzak nor the adjacent licensee shall market such Adjunct Service in the affected licensee's territory under the MUZAK(R) yellow-pages listing.

           5. Multi-Territory Accounts. In the event Adjunct Services are
              ------------------------
provided to a Multi-Territory Account under the Multi-Territory Accounts Program described in Article IX and Exhibit G of the License Agreement, the terms of such Program shall control over the terms set forth herein.

                                   Schedule 1
                                   ----------

        MUZAK(R) ADJUNCT SERVICES                   [LOGO OF MUZAK APPEARS HERE]
        SUBSCRIBER AGREEMENT

 1. This Adjunct Services Subscriber Agreement ("Agreement") is made this _______ day of _______, 19 between MUZAK LIMITED PARTNERSHIP, acting as agent for the Servicing Muzak Affiliates listed in Exhibit A and Exhibit B hereto as now existing or subsequently amended by MUZAK, and for itself (specifically with respect to paragraphs 7, 8, 10, 11, and 12) (collectively, "MUZAK" and________________________(the"Subscriber").

 2. This Agreement shall remain in effect for a term of__________ months from_______, 19__ and shall be automatically renewed for subsequent ________ -month terms unless terminated at the end of any term by either party by written notice given to the other party at least ninety (90) days prior to the end of such term. This Agreement shall become binding when signed by Subscriber and accepted and approved by MUZAK. Subject to the terms and conditions of this Agreement, MUZAK shall provide to the Subscriber at the commercial locations ("Premises") set forth in Exhibit B, one or more of the following services (the "Services") as indicated below:

--------------------------------------------------------------------------------
 3.     [_] ADPARTING(SM) SERVICES are delivered by Direct Broadcast Satellite
            (DBS) to a MUZAK-supplied DBS Audio Receiver. (5 Spot Minimum.)
            A. Number of Premises:________.
            B. Number of spots per scheduled hour:________.
            C. Message length: [_] 20 seconds:   [_] 30 seconds.
            D. Price per Premises per month: $________.
            E. If AdParting(SM) Services are to be provided for less than term described above, specify months of provision:

            ________________________________________________________________
            F. Describe special needs relating to advertising (e.g.,
               scheduling):

            ________________________________________________________________
            ________________________________________________________________
--------------------------------------------------------------------------------

 4.     [_] BROADCAST DATA SERVICES are delivered by DBS to a MUZAK-supplied DBS
            Audio Receiver equipped to receive MUZAK Data Services. Charges for Broadcast Data Services are composed of a monthly charge per Premises based on data transmissions totaling up to 500 kilobytes (for all Premises) from the orginating location, plus a per-message charge for additional kilobytes of transmission.

            A. Number of Premises:____________.

            B. Basic Monthly Data Charge per Premises: $________.

            C. Per-message charge for additional kilobytes of transmission:
               $_________.

            D. Describe special needs and/or related charges for Broadcast Data Services:______________________________
            ___________________________________________________________
--------------------------------------------------------------------------------

 5.     [_] BROADCAST VIDEO SERVICES are delivered by DBS to a MUZAK-supplied
            Video Receiver providing access to one-way video reception in conjunction with a MUZAK-supplied DBS Antenna and Audio Receiver.

            A. Basic Monthly Charge for Basic Broadcast Video Service as
               described above is $ ______ per Premises.

            Note: Monthly charge does not include costs for transponder time, which will be charged separately to Subscriber on a per-use basis. Subscriber assumes the responsibility and cost of video production.
            B. Describe special needs and/or related charges for transmission and transponder services: ___________________

            _____________________________________________________________
--------------------------------------------------------------------------------
 6. Monthly charges indicated herein are billed monthly in advance and commence on completion of installation of appropriate reception equipment as designated above. Subscriber agrees to pay all charges for the Services as indicated herein.

        THE TERMS AND CONDITIONS SET FORTH ON THE REVERSE SIDE ARE PART OF THIS AGREEMENT.

        Subscriber:________________________    MUZAK LIMITED PARTNERSHIP

        ___________________________________
        (Print Name of Business Entity)        By:___________________________
        By:________________________________    Title:_________________________
        Title:_____________________________
        Address:___________________________    400 North 34th Street, Suite 200
        ___________________________________    Seattle, WA 98103

        INITIATING MUZAK AFFILIATE:

        ___________________________________
        (Print Name of Business Entity)
        By:________________________________
        Title:_____________________________
        Address:___________________________

     SUBSCRIBER MATERIALS, Subscriber shall provide to MUZAK at Subscriber's sole expense and at such times and places and in such forms as are reasonably requested by MUZAK, those data video, advertising, and other materials (if any) which are to be incorporated in the Services prior to transmission to the Premises. Such materials are hereinafter collectively referred to as the "Subscriber Materials". Subscriber shall be solely responsible for the content of all Subscriber Materials, but MUZAK reserves the right to refuse to transmit any Subscriber Materials the content, transmission, or broadcast of which it believes could infringe upon the rights of others or otherwise be unlawful or the form of which does not comply with MUZAK's requests as provided above. Subscriber shall comply with all applicable governmental laws, rules, and regulations pertaining to the Subscriber Materials and their use in the Services. Subscriber shall indemnify and hold harmless MUZAK and its officers, agents, partners, and employees from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees). including without limitation claims for infringement of proprietary rights,misrepresentation, and defamation, arising out of or attributable in whole or in part to the Subscriber Materials. The indemnify shall survive the expiration or earlier termination of this Agreement.

8.   EQUIPMENT
     a. With respect to any items of equipment that are provided hereunder to Subscriber by MUZAK including but not limited to Earth Stations, MUZAK shall maintain such items in good operating condition; provided, however, that such maintenance shall be exclusively limited to that resulting from ordinary and proper use of the equipment. All other maintenance, repair and replacement of such equipment shall be paid by Subscriber in accordance with MUZAK's customary charges therefor. MUZAK'S OBLIGATIONS UNDER THIS PARAGRAPH ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, RELATING TO THE EQUIPMENT, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Except for MUZAK's maintenance obligations resulting from ordinary and proper use of the equipment as set forth above, Subscriber shall indemnify MUZAK and hold it harmless from and against any and all losses, claims, and expenses relating to the equipment provided hereunder to Subscriber, including without limitation losses caused by accident, fire, theft, or misuse of the equipment. Subscriber shall provide electrical outlets and power as needed for the equipment.

     b. Subscriber shall not, directly or indirectly, sell, mortgage, pledge, or otherwise dispose of or encumber any MUZAK-owned equipment provided to Subscriber, nor shall it change the location of, tamper with, or alter in any manner such equipment. Subscriber shall execute such further documents as are necessary or desirable to protect MUZAK's interest in such equipment, shall adequately insure such equipment against damage or loss and present evidence of such insurance to MUZAK upon request, and shall, upon the expiration or earlier termination of this Agreement, promptly return to MUZAK all of such equipment in good condition (or pay the full replacement value thereof).

9.   ADDITIONAL CHARGES.
     a. In addition to the fees specified on the reverse side of this Agreement, Subscriber shall pay to MUZAK any sales, use, excise, or other taxes or governmental charges (except income taxes) arising under this Agreement. Subscriber shall also pay to MUZAK any incremental increases in ASCAP, BMI or other licensing fees resulting from the services supplied under this Agreement.

     b. Late payments of fees and charges due hereunder are subject to late-payment and interest charges not to exceed the maximum rate permitted by law.

     c. MUZAK may increase any or all of the charges stated on the reverse side of this Agreement on an annual basis by providing at least 15 days' prior written notice to Subscriber; provided, however, that any such increase may not exceed 10% of the then existing charge without the approval of Subscriber. Should any such increase exceed 10% and not be approved by Subscriber, MUZAK may elect to terminate this Agreement. Such termination shall not release Subscriber from any obligations which accrued prior to the time of such termination. Such termination shall not affect any other agreement Subscriber may have with MUZAK.

10. ASSIGNMENT. Subscriber shall not assign its rights or delegate under this Agreement without the prior written consent of MUZAK which consent shall not be unreasonably withheld. Any assignment of this Agreement by Subscriber without MUZAK'S written consent shall be void and shall at MUZAK'S option constitute a breach hereof by Subscriber. In the event Subscriber ceases to do business at any Premises, Subscriber shall return to MUZAK in the manner designated by MUZAK all MUZAK-owned equipment installed at such Premises; such cessation shall not, however, reduce Subscriber's payment obligations hereunder unless MUZAK otherwise agrees in writing. This Agreement shall be fully assignable by MUZAK. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, representatives, and assigns.

11. LIMITATION OF LIABILITY. In the event MUZAK fails to provide one or more of the Services to any Premises for a period of twenty-four consecutive hours, and Subscriber provides MUZAK with written notice thereof within 48 hours after such failure, the following shall occur, Subscriber's account shall be credited with an amount equal to one-thirtieth of the recurring monthly charge for the affected Service for each such 24 hour reported period. Notwithstanding the foregoing, in no event shall MUZAK be responsible or liable (and no credit shall be given) for any failure of MUZAK to perform its obligation hereunder due to Acts of God, strikes, emergencies, mechanical failures, regulatory or other governmental action, or inaction of Subscriber, its employees, agents, or invitees, a breach of this Agreement by Subscriber, or any other cause beyond MUZAK's reasonable control. In no event shall MUZAK be liable for incidental, consequential or special damages arising out of or relating to this Agreement. Without limiting the foregoing, under no circumstances will MUZAK be responsible for the reception of the services by the Subscriber at any Premises or for the accuracy or completeness of the information or other material included in the Services.

12. TERMINATION BY MUZAK. If Subscriber fails to perform any of its obligations hereunder and does not cure such failure within thirty days after written notice thereof from MUZAK, or if Subscriber becomes insolvent or bankrupt, MUZAK, in addition to all other rights it may have under law or this Agreement, shall have the rights (i) to declare all amounts to be paid by Subscriber during the remaining term hereof immediately due and payable
     (ii) to cease providing the Services to Subscriber, and (iii) immediately to enter the Premises and take possession of all MUZAK-owned equipment without liability to Subscriber therefore and without relieving Subscriber of its obligations under this Agreement. Subscriber shall reimburse MUZAK for all costs and expenses, including reasonable attorneys' fees and court costs, incurred in connection with MUZAK's exercise of its rights under this Agreement. Muzak shall have the right to terminate this agreement in the event that there is only one Servicing Muzak Affiliate providing services to Subscriber hereunder and the Muzak(R) license rights of such servicing Muzak Affiliate have expired or terminated without renewal.

13. SERVICING MUZAK AFFILIATES. Subscriber acknowledges and agrees that all services to be provided by MUZAK hereunder shall be provided by the Servicing Muzak Affiliate identified in Exhibit A as being responsible for a particular Premises. Subscriber further acknowledges that MUZAK is entering into and executing this Agreement on behalf of and as agent for each such Servicing Muzak Affiliate with respect to each Premises served by each such Servicing Muzak Affiliate and that the Xerographic copies of this Agreement provided to each such Servicing Muzak Affiliate for each such Premises shall be deemed for all purposes a counterpart original of this Agreement.

14. APPLICABLE LAW. In the event of a dispute affecting Premises located in one State, this Agreement shall be governed by and in accordance with the laws of that State applicable to contracts made and to be performed wholly within such State and venue shall rest with the court of general jurisdiction located in the county where the subject servicing Muzak Affiliate maintains its principal place of business. In the event of a dispute affecting Premises located in more that one State, this Agreement shall be governed by and in accordance with the laws of the State of Washington applicable to contracts made and to be performed wholly within such State, and Subscriber consents to the personal jurisdiction of the State and federal courts of the State of Washington for purposes of litigation affecting this Agreement. If any provision of this Agreement is deemed unenforceable in whole or in part by a Court of competent jurisdiction, the parties agree that such Court shall amend or alter such provision so as to effectuate the intent of such provision and of this Agreement to the maximum extent that is enforceable.

15.  MISCELLANEOUS.
     a. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior conversations, representations, promises, and warranties, whether verbal or written, with respect to such subject matter. No modification of this Agreement shall be valid unless made in writing and signed by each party; provided, however, that MUZAK shall have the right to modify or terminate this Agreement to the extent necessitated by a modification or termination of any license or lease agreement applicable to its provision of the Services.

     b. The waiver of a breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or of a different provision of this Agreement.

     c. Each party represents and warrants that it has the power and authority to enter into this Agreement and discharge its obligations hereunder, and each person executing this Agreement on behalf of a party represents and warrants that he or she has the power and authority to sign this Agreement on behalf of such party.

     d. All notices required under this Agreement shall be in writing and personally delivered or sent, postage prepaid, by certified or registered mail, return receipt requested to the parties at their addresses set forth on the reverse side (or such other address as is hereafter, provided by a party to the other party).

--------------------------------------------------------------------------------
                                   EXHIBIT A
                          SERVICING MUZAK AFFILIATES
--------------------------------------------------------------------------------
Alabama
Electronic Engineers, Birmingham, AL
Electro-Systems, Dothan, AL
Service Associates, Huntsville, AL
Business Sound, Mobile, AL
Electronic Engineers, Montgomery, AL

Alaska
Northern Television, Anchorage, AK
Background Music, Fairbanks, AK

Arkansas
Fitzhugh Communications, Fayetteville, AR
Tempo Sound, Harrison, AR
Business Music, Inc., Little Rock, AR

Arizona
SunCom Group, Scottsdale, AZ (Phoenix)
Tucson Music, Tucson, AZ

California
Muzak, Anaheim, CA
Serban Sound, Bakersfield, CA
Muzak, Burbank, CA (Los Angeles)
Attuned to Music, Chico, CA
American Music Network, Fresno, CA
American Music Network, Modesto, CA
Musi-Cal, Riverside, CA
American Music Network, Salinas, CA
Comcast, San Diego, CA
Muzak, San Francisco, CA
Muzicraft, Santa Barbara, CA
Muzicraft, Ventura, CA

Colorado
Comcast, Colorado Springs, CO
Comcast, Denver, CO

Connecticut
Comcast, Hartford, CT
Muzak, Milford, CT

District of Columbia
Music, Inc., Washington, DC

Florida
Osborn Sound, Ft. Myers, FL
Florida Sound, Jacksonville, FL
Melody, Inc., Miami, FL
Marion Music, Ocala, FL
Comcast, Orlando, FL
Electro-Systems, Panama City, FL
Electro-Systems, Tallahassee, FL
Tropical Music, Tampa, FL
Harmony Music & Sound, W. Palm Beach, FL (Palm Beach)

Georgia
Osborn Sound, Albany, GA
Osborn Sound, Atlanta, GA
Carolina-Georgia Sound, Augusta, GA
Background Music, Phenix City, AL (Columbus, GA)
Osborn Sound, Macon, GA
Georgia Music & Sound, Savannah, GA

Hawaii
Hawkins Audio Engineering, Honolulu, HI

Idaho
Mountain West Audio, Boise, ID
Idaho Mountain West, Idaho Falls, ID

Illinois
Muzak, Chicago, IL
Kickapoo Broadcasting, Danville, IL
WSOY, Decatur, IL
Comcast, Moline, IL
Comcast, Peoria, IL
Quincy Broadcasting, Quincy, IL
Springfield Advertising, Springfield, IL

Indiana
Service Associates, Evansville, IN
Comcast, Fort Wayne, IN
Comcast, Indianapolis, IN
Music Engineering, South Bend, IN

Iowa
Music Services, Inc., Des Moines, IA
Brite & Rich, Le Mars, IA (Sioux City)
D.B. Acoustics, Marion, IA (Cedar Rapids)

Kansas
McClelland Sound, Wichita, KS

Kentucky
P & M Electronics, Ashland, KY
Lexington Music & Sound, Lexington, KY
Planned Music of Kentucky, Louisville, KY

Louisiana
American Sound & Music, Baton Rouge, LA
Metro Communications, Lafayette, LA
Dixie Music, Lake Charles, LA
Business Sound, Metairie, LA (New Orleans)
Business Music, Shreveport, LA

Maine
PBC Sound Systems, Bangor, ME

Maryland
Audio Communications Network, Baltimore, MD

Massachusetts
Muzak, Waltham, MA (Boston)

Michigan
Muzi-Tronics, Cadillac, MI
Muzi-Tronics, Grand Rapids, MI
Muzi-Tronics, Kalamazoo, MI
Range Telecommunications, Marquette, MI
Blue Water Music, Port Huron, MI
MacDonald Broadcasting, Saginaw, MI
Comcast, Warren, MI (Detroit)

Minnesota
Business Music, Inc., Cold Spring, MN (St. Cloud)
Business Music Service, Duluth, MN
Muzak, Minneapolis, MN
Custom Communications, Rochester/Winona, MN
Business Music, Inc., Wilmar, MN

Mississippi
Melody Music Company, Columbus, MS
Mississippi Sound, Greenwood, MS
Metro Communications, Jackson, MS

Missouri
Towner Communications, Jefferson City, MO
Audio Acoustics, Joplin, MO
Audio Communications Network, Kansas City, MO
Audio Acoustics, Poplar Bluff, MO
Audio Communications Network, St. Louis, MO
Audio Acoustics, Springfield, MO

Montana
Shag Miller, Butte, MT
American Music, Great Falls, MT
Music Systems, Kalispell, MT

Nebraska
Parker Engineering, Kearney, NE
Business Music Inc., Lincoln, NE
Business Music, Inc., Omaha, NE

Nevada
Musaire, Inc., Las Vegas, NV
Dynamic Sound, Reno, NV

New Hampshire
Muzak, Exeter, NH

New Jersey
World Music, Springfield, NJ

New Mexico
Business Music, Inc., Albuquerque, NM

New Mexico
Business Music, Inc., Albuquerque, NM

New York
Comcast, Buffalo, NY
Arranged Sound, Johnson City, NY (Binghamton)
Functional Communications, Latham, NY (Albany)
Muzak, Long Island City, NY (New York City)
NCC Systems, Potsdam, NY
Accent Communications Systems, Poughkeepsie, NY
Functional Communications, Rochester, NY
Functional Communications, Syracuse, NY
NCC Systems, Watertown, NY

North Carolina
SunCom Group, Charlotte, NC
SunCom Group, Hillsborough, NC
Independence Communications, Kinston, NC
Warner Music & Communications, Rocky Mount, NC
Background Music, Wilmington, NC

North Dakota
Music Systems, Inc., Bismarck, ND
Music Systems, Inc., Fargo, ND

Ohio
Port Erie Communications, Ashtabula, OH
Ohio Musicue, Canton, OH
Muzak, Cincinnati, OH
Ohio Music Corporation, Cleveland, OH
Muzak, Columbus, OH
Audio Inc., Dayton, OH
Zaiser Communications, Toledo, OH
Hudix Music, Youngstown, OH

Oklahoma
Lawton Business Music, Lawton, OK
Business Music, Inc., Oklahoma, OK
Granite Sound, Tulsa, OK

Oregon
Muzak, Eugene, OR
Muzak, Medford, OR
Muzak, Portland, OR

Pennsylvania
Independence Communications, Harrisburg, PA
Comcast, Hollidaysburg, PA
Independence Communications, Norristown, PA
(Philadelphia)
Independence Communications, Pittsburg, PA
Comcast, Scranton, PA

South Carolina
Carolina Sound Communications, Charleston, SC
Background Music, Columbia, SC
Carolina Sound Communications, Myrtle Beach, SC

South Dakota
Music of Rapid City, Rapid City, SD
Midco Communications, Sioux Falls, SD

Tennessee
Belew Sound & Visual, Bristol, TN
Service Associates, Chattanooga, TN
Service Associates, Knoxville, TN
Mid-South Music & Sound, Memphis, TN
Service Associates, Nashville, TN

Texas
Audioplan, Abilene, TX
Business Music, Inc., Amarillo, TX
AVCOM, Austin, TX
Beaumont Business Music, Beaumont, TX
ABC Music, Big Spring, TX
Brownwood Business Music, Brownwood, TX
Gulf Business Music, Corpus Christi, TX
Comcast, Dallas, TX
Muzicom, El Paso, TX
Comcast, Ft. Worth, TX
T F M Sound, Harlingen, TX
Taft Broadcasting, Houston, TX
Business Music, Inc., Lubbock, TX
Pioneer Music, Midland, TX
W. Texas Business Music, San Angelo, TX
Texas Wired Music, San Antonio, TX
Whitsound, Texarkana, TX
Comcast, Tyler, TX
Wichita Business Music, Wichita Falls, TX

Utah
Mountain West Audio, Salt Lake City, UT

Vermont
Music Service of Vermont, Essex Junction, VT
(Burlington)

Virginia
Independence Communications, Charlottesville, VA
Independence Communications, Newport News, VA
Independence Communications, Richmond, VA
Business Communications, Roanoke, VA

Washington
Muzak, Seattle, WA
Muzak, Spokane, WA
Sousley Sound, Yakima, WA

West Virginia
Joe L. Smith, Beckley, WV
Wheeling Services, Wheeling, WV (Parkersburg/
Wheeling)

Wisconsin
Northern Musicast, Appleton, WI
Central Communications, Eau Clair, WI
Pridham Electronics, Madison, WI
Wisconsin Music Network, Milwaukee, WI
Forward Electronics, Plover, WI
Forward Electronics, Wausau, WI

Wyoming
Background Music, Cheyenne, WY
--------------------------------------------------------------------------------

                                    EXHIBIT B

                                SERVICED PREMISES

     List of all Serviced Premises (With Corresponding Reference to Muzak Affiliate Responsible for each such Serviced Premises)

--------------------------------------------------------------------------------

            Serviced Premises            Servicing Muzak Affiliates
--------------------------------------------------------------------------------
















--------------------------------------------------------------------------------
MSA-EB

                                    EXHIBIT F
                                    ---------

                        ADJUNCT SERVICES REVENUE SHARING


BROADCAST DATA SERVICES ("Data")
--------------------------------

Revenues from the sale of Data under the terms of an Adjunct Services Subscriber Contract shall be shared between Muzak and Licensee on a 60/40 basis for a three-year period starting August 1, 1989. Muzak will receive the 60% share for the three-year period. Commencing August 1, 1992, revenue for Data will be shared between Muzak and Licensee on a 50/50 basis.

ADPARTING SERVICES ("AdParting")
--------------------------------

Revenues from the sale of Adparting under the terms of an Adjunct Services Subscriber Contract shall be shared between Muzak and Licensee on a 60/40 basis, with Muzak receiving the 60% share.

BROADCAST VIDEO SERVICES ("Video")
----------------------------------

Revenues from the sale of Video under the terms of an Adjunct Services Subscriber Contract shall be shared between Muzak and Licensee on a 60/40 basis, with Muzak receiving the 60% share.

DAYPARTING, WEEKPARTING, COMBINED, AND SWITCHING
------------------------------------------------

Services will be provided at flat fee as published from time to time by Muzak, The fees charged by Muzak for Dayparting, Weekparting and Switching services will not be increased from the date of the MUZAK(R) License Agreement to which this Exhibit is attached through December 31, 1993 and thereafter none of such fees shall increase by more than 10% per annum.

Notes:
-----
 1. Licensee will pay all sales commissions to local sales personnel if the above-mentioned Adjunct Services are sold by the Licensee. Muzak will pay sales commissions to Muzak National Sales personnel if the above-mentioned Adjunct Services are sold by Muzak National Sales personnel.

 2. The 3% Multi-Territory Accounts sales commissions will not apply to the Adjunct Services.

 3. Whichever of Muzak and Licensee receives revenues from the Subscriber under the terms of the applicable Adjunct Services Subscriber Contract shall, within 45 days after receipt of each payment of such revenues, provide the other party with a report showing the date and amount of such payment and pay to the other party such other party's share of the revenues, as provided herein. The party that is responsible for the collection of revenues from a Subscriber under the terms of the applicable Adjunct Services Subscriber Contract shall use its best efforts to ensure that payments are made in a complete and timely manner by such Subscriber and shall be responsible for paying any federal, state, or local taxes relating to the provision of the Adjunct Services to the Subscriber to the appropriate taxing authority. All payments of such revenues shall be promptly remitted to the other party, without credit, offset or deduction of any kind or nature whatsoever except that the party responsible for collection of revenues from a Subscriber may deduct the other party's pro rata share of any sales or similar taxes required to be collected in connection with the provision of the Adjunct Services, as well as such other deductions as have been agreed to by the parties.

                                   EXHIBIT G

                   MUZAK(R) MULTI-TERRITORY ACCOUNTS PROGRAM

     Muzak and various of its licensees, working through a "Multi-Territory Sales Committee," have developed a Multi-Territory Accounts Program (the "Program"), pursuant to which Muzak and its licensees will provide the Services to certain Subscribers who own or operate Subscriber Premises located in the MUZAK(R) territories of at least four MUZAK(R) licensees. The purpose of this Exhibit G is to set forth the terms and conditions under which the Program will operate. Capitalized terms used but not defined in this Exhibit G shall have the meanings set forth in the body of the MUZAK(R) License Agreement to which this
Exhibit is attached.

     1. Definitions. As used herein, the following terms shall have the meanings
        -----------
set forth below:

        1.1 Affiliate shall mean a person or entity (including Licensee) that
            ---------
has the right to offer and sell the Services under the terms of a license agreement with Muzak, as well as an owned affiliate of Muzak.

        1.2 Assigned Person shall have the meaning set forth in Section 1.7
            ---------------
below.

        1.3 Commission shall mean 3% of the recurring gross billings to the
            ----------
Multi-Territory Account during the initial term of the Multi-Territory Contract for Music Services (other than Music Services delivered either by Recorded Media or in conjunction with in-store advertising provided by POP Radio Corporation) provided to Subscriber Premises of the Multi-Territory Account located in Licensee's Territory, plus 3% of the gross billings to the Multi-Territory Account for certain equipment, as designated by the Committee, installed at such Subscriber Premises; provided, however, that in calculating such gross billings for purposes of determining the Commission, (i) a Multi-Territory Contract with an initial term of more than 5 years shall be deemed to have a term of 5 years, and (ii) there shall be taken into account only that portion (if any) of the recurring gross billings for Music Services that exceeds the recurring gross billings payable to Licensee under a contract that is superseded by the Multi-Territory Contract.

        1.4 Committee shall mean the "Multi-Territory Sales Committee" referred
            ---------
to above, as further described in Article 3 below.

        1.5 Licensee means the person or entity referred to as "Licensee" in the
            --------
MUZAK(R) License Agreement to which this Exhibit is attached.

        1.6 Multi-Territory Account shall mean a potential Subscriber that (a)
            -----------------------
owns or operates 50 or more Subscriber Premises located in the MUZAK(R) territories of at least four Affiliates, and (b) is set forth on the then-current Multi-Territory Account List.

        1.7 Multi-Territory Account List shall mean a document that is
            ----------------------------
periodically prepared by the Committee and disseminated to the Affiliates and that specifies the Subscribers which meet the requirements of Section 1.6(a) and the name of the respective person or entity who is assigned responsibility for the multi-territory marketing of the Services to each such Multi-Territory Account, which person or entity shall in each case be either Muzak or the Affiliate licensed by Muzak to operate in the MUZAK(R) territory in which the headquarters of the Multi-Territory Account are located. (Such person or entity is referred to herein as the "Assigned Person"). Each such Multi-Territory Account List shall remain in effect until a new Multi-Territory Account List is prepared and disseminated. No Subscriber shall be added to the Multi-Territory Account List without the prior written consent of the Affiliate in whose MUZAK(R) territory the headquarters of such Subscriber are located. Licensee may at any time and from time to time petition the Committee for removal of a Subscriber from the Multi-Territory Account List if no multi-territory sale is made to the Subscriber within 12 months of the inclusion of such Subscriber in the Multi-Territory Account List.

        1.8 Multi-Territory Contract shall have the meaning set forth in Section
            ------------------------
2.2 below.

        1.9 MUZAK(R) territory shall mean a geographical area in the United
            ------------------
States in which an Affiliate has certain exclusive rights to offer and sell the Services.

     2. Procedures for Subscriber Contracts with Multi-Territory Accounts. The
        -----------------------------------------------------------------
following procedures will apply with respect to Subscriber Contracts for Services and related equipment and services provided to Multi-Territory
Accounts:

        2.1 Marketing. The Assigned Person will oversee the marketing approaches
            ---------
to each respective Multi-Territory Account. Unless Licensee is the Assigned Person with respect to such Account, Licensee will not independently approach a MultiTerritory Account location for marketing purposes without the prior written consent of the Assigned Person. Licensee will provide such marketing assistance to the Assigned Person, with respect to a Multi-Territory Account that has its headquarters or one or more Subscriber Premises in Licensee's Territory, as is reasonably requested by the Assigned Person. If Licensee is the Assigned Person, Licensee shall market the Services to the Multi-Territory Account in a diligent and proper manner. The Assigned Person shall not visit or otherwise contact the headquarters of any Multi-Territory Account located in Licensee's Territory without informing Licensee and soliciting Licensee's participation in such visit or other contact.

        2.2 Contract Form and Terms. Unless otherwise authorized in writing by
            -----------------------
the Committee, all Subscriber Contracts with Multi-Territory Accounts for the sale of the Music Services and related equipment and services shall be substantially in the form of the MUZAK(R) Multi-Territory Music Service Agreement that is attached as Schedule 1 to this Exhibit G and all Subscriber
                              ----------
Contracts with Multi-Territory Accounts for the sale of Adjunct Services and related equipment and services shall be substantially in the form of the MUZAK(R) Adjunct Services Subscriber Contract described in Exhibit E of the MUZAK(R) License Agreement to which this Exhibit is attached (either or both, as the case may be, the "Multi-Territory Contract"). The specific terms (pricing, length of contract period, etc.) set forth in the Multi-Territory Contract with a specific Multi-Territory Account shall be as determined by the Committee, subject to Section 3.2 below. Any material variations in the Multi-Territory Contract shall require the prior consent of the Committee. Licensee understands and agrees that, in performing its obligations and exercising its rights with respect to a Multi-Territory Contract, Licensee shall be bound by the terms set forth therein and shall have no right independently to amend or otherwise alter any such terms.

        2.3  Commissions.
             -----------

             (a) Licensee shall pay a Commission with respect to the Multi-Territory Contract to the Assigned Person by no later than 60 days after Licensee is provided with a copy of the fully executed Multi-Territory Contract.

             (b) In the event that (1) Licensee is (A) invited by the Assigned Person, (B) the licensee within whose territory the headquarters of such Account are located, or (C) designated by the Committee to assist the Assigned Person in the marketing of the Services to the Multi-Territory Account, and (2) the Committee determines that Licensee (or an employee of Licensee) substantially assisted the Assigned Person in such marketing (including for example by maintaining contact with the Multi-Territory Account on behalf of the Assigned Person and by delivery of the Multi-Territory Contract executed by the Multi-Territory Account or the performance of other useful services), the Assigned Person shall pay to Licensee (and not to any salesman or agent of Licensee in an individual capacity) 1/3 of the Commission it receives. Such payment shall be made in installments as the Subscriber Premises of the Multi-Territory Account commence receiving the Services.

        2.4 Insurance. To facilitate the marketing of the Services to Multi-
            ---------
Territory Accounts, each Affiliate, including Licensee, shall maintain in full force and effect such workmen's compensation coverage and liability insurance coverage as is reasonably required from time to time by the Committee, and shall provide evidence of such coverage to the Committee from time to time as requested.

     3. The Committee.
        -------------

        3.1 Composition; Action.
            -------------------

            (a) The Committee shall at all times consist of six members, three of whom shall be appointed annually by the International Planned Music Association (or, in the event such Association is at any time not in existence, such organization of the MUZAK(R) licensees as succeeds such Association) (the "IPMA") and three of whom shall be appointed annually by Muzak. Of the three members appointed by the IPMA, two shall be IPMA members and the third shall be an Affiliate (or, in the case of a corporate or partnership Affiliate, an owner, officer, or key employee of such Affiliate) who may be, but need not be, a member of the IPMA. Of the three members appointed by Muzak, two shall be officers or employees of Muzak and the third shall be an Affiliate (or, in the case of a corporate or partnership Affiliate, an owner, officer, or key employee of such Affiliate) who may be, but need not be, a member of the IPMA.

            (b) The Committee shall meet as often as is necessary to maintain the Program, but in no event less frequently than quarterly. All members of the Committee shall be given reasonable prior written or telephone notice of any Committee meeting. At any meeting of the Committee the presence of five or more members (participating by phone or in person) shall constitute a quorum for the transaction of business. All decisions of the Committee shall require the affirmative vote of at least five members of the Committee during a Committee meeting. Members may participate in a meeting of the Committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in the meeting shall constitute presence of the person at such meeting.

            (c) In the event a member retires from the Committee prior to the end of his or her term of appointment, or is otherwise unable to serve until the end of such term, the entity that appointed such member shall promptly appoint a replacement member to serve until the end of such term.

            (d) Muzak shall bear the costs associated with the meetings of the Committee and Muzak and the IPMA shall bear such other costs of the Committee as they may from time to time agree.

        3.2 Guidelines. The Committee shall adopt guidelines from time to time
            ----------
to govern its operations; provided, however, that such guidelines shall not conflict with the provisions set forth in this Exhibit G. Such guidelines shall include general pricing guidelines for Multi-Territory Contracts. After adoption by the Committee, such guidelines (until revision by the Committee) shall be binding on Muzak and all such Affiliates.

     4. Cessation of Rights to Continue to Provide Services After Termination of
        ------------------------------------------------------------------------
License Agreement.
-----------------

        4.1 Cessation of Affiliate's Contract Rights. If the MUZAK(R) License
            ----------------------------------------
Agreement of an Affiliate (the "Terminating Affiliate") terminates or expires (without a renewal) prior to the termination of a Multi-Territory Contract that pertains to Subscriber Premises in the Terminating Affiliate's MUZAK(R) territory, the Terminating Affiliate shall cease to have any right to provide any music or other services to such Subscriber Premises during the remaining term of such Multi-Territory Contract. Accordingly, in the event of a termination of Licensee's MUZAK(R) License Agreement, Licensee shall sell to Muzak all of its rights in all Multi-Territory Contracts, and all related equipment, that pertain to Subscriber Premises in Licensee's Territory, with such sale to be for the price(s) described in Section 4.2 below. Upon such sale, Muzak shall assume all of Licensee's obligations relative to performance of such Multi-Territory Contract and with respect to such related equipment accruing after the date of transfer. In addition, in the event of a termination of the MUZAK(R) License Agreement of an Affiliate in a MUZAK(R) territory that adjoins Licensee's Territory, Licensee agrees to provide the Services to the Subscriber Premises of the Multi-Territory Account in such adjoining territory upon the request of Muzak for such period of time and upon such other terms as are then agreed to by Muzak and Licensee.

        4.2 Purchase of Contract Rights.
            ---------------------------

            4.2.1 Music Services. In the event that Licensee is a Terminating
                  --------------
Affiliate, the price applicable to Muzak's purchase of the rights of Licensee in a Multi-Territory Contract for the provision of Music Services (and the related equipment, including the Earth Station) shall be determined as provided in this subsection 4.2.1. In the event that the MUZAK(R) License Agreement of Licensee has expired without renewal or is otherwise terminated due to the bona fide, arm's length purchase of Licensee's subscriber contracts for a price based on a multiple of Recurring Music Gross Billings (as hereinafter defined), Muzak's purchase price hereunder shall be determined by multiplying such arm's length multiple times the Recurring Music Gross Billings attributable to the Subscriber Premises of the Multi-Territory Account located in the Territory. If, however, no such arm's length multiple can be fairly or accurately determined under the circumstances, Muzak's purchase price hereunder shall be the result of multiplying the Prevailing Music Multiple (as hereinafter defined) times the Recurring Music Gross Billings attributable to the Subscriber Premises of the Multi-Territory Account located in the Territory. As used herein, (i) the term "Recurring Music Gross Billings" means the average recurring monthly billings to a Subscriber for the Music Services and related equipment, net of sales taxes and (ii) the term "Prevailing Music Multiple" means the average of the arm's length multiples used to determine the purchase prices of the three most recently reported (to Muzak) sales of the businesses of MUZAK(R) licensees, to the extent such prices were based on arm's length multiples of Recurring Music Gross Billings and such multiples can be independently verified as such. Notwithstanding the foregoing, in the event that (i) prior to the date of Muzak's purchase of Licensee's rights under a Multi-Territory Contract, Licensee and/or Muzak have received formal notice that such Multi-Territory Contract will expire or be terminated (without renewal) for reasons unrelated to the transfer thereof to Muzak, and (ii) the number of calendar months remaining between the date of such purchase by Muzak and the date of such expiration or termination of the Contract is less than the above-described arm's length multiple or Prevailing Music Multiple (as the case may be), then the purchase price of Licensee's rights in such Multi-Territory Contract shall be determined by multiplying such remaining number of months in the Contract term by the Recurring Music Gross Billings attributable to such Contract. To facilitate the determination of the Prevailing Music Multiple, if Licensee's MUZAK(R) business is sold and the purchase price is determined wholly or in part by application of a multiple to Licensee's Recurring Music Gross Billings, Licensee agrees to inform Muzak of such multiple promptly after such sale occurs; if the purchase price of such business is not determined by application of a multiple to Licensee's Recurring Music Gross Billings, Licensee agrees to inform Muzak of the amount of the purchase price, the amount of Licensee's Recurring Music Gross Billings as of the date of closing and the method that was used to determine the purchase price.

        4.2.2 Adjunct Services. The price applicable to Muzak's purchase of the
              ----------------
rights of Licensee in a Multi-Territory Contract for the provision of the Adjunct Services (and the related equipment, including the Earth Station) shall be determined as provided in this subsection 4.2.2. In the event the termination or expiration of the MUZAK(R) License Agreement of Licensee is due to the bona fide, arm's length purchase of

Licensee's subscriber contracts for a price based on a multiple of Recurring Adjunct Services Gross Billings (as hereinafter defined), Muzak's purchase price hereunder shall be determined by multiplying such arm's length multiple times 50% of the Recurring Adjunct Services Gross Billings attributable to the Subscriber Premises of the Multi-Territory Account located in the Territory. In all other cases, Muzak's purchase price hereunder shall be the result of multiplying 50% of the Prevailing Adjunct Services Multiple (as hereinafter defined) times the Recurring Adjunct Services Gross Billings attributable to the Subscriber Premises of the Multi-Territory Account located in the Territory. As used herein, (i) the term "Recurring Adjunct Services Gross Billings" means the average recurring monthly billings to a Subscriber for the Adjunct Services and related equipment, net of sales taxes and (ii) the term "Prevailing Adjunct Services Multiple" means the average of the arm's length multiples used to determine the purchase prices of the three most recently reported (to Muzak) sales of the businesses of MUZAK(R) licensees, to the extent such prices were based on arm's length multiples of Recurring Adjunct Services Gross Billings and such multiples can be independently verified as such. Notwithstanding the foregoing, in the event that (i) prior to the date of Muzak's purchase of Licensee's rights under a Multi-Territory Contract pertaining to Adjunct Services, Licensee and/or Muzak have received formal notice that such Contract will be terminated (without renewal) for reasons unrelated to the transfer thereof to Muzak, and (ii) the number of calendar months remaining between the date of such purchase by Muzak and the date of such termination of the Contract is less than the Prevailing Adjunct Services Multiple, then the purchase price of Licensee's rights in such Multi-Territory Contract shall be determined by multiplying such remaining number of months in the Contract term by 50% of the Recurring Adjunct Services Gross Billings attributable to such Contract. To facilitate the determination of the Prevailing Adjunct Services Multiple, if Licensee's MUZAK(R) business is sold and the purchase price is determined wholly or in part by application of a multiple to Licensee's Recurring Adjunct Services Gross Billings, Licensee agrees to inform Muzak of such multiple promptly after such sale occurs; if the purchase price of such business is not determined by application of a multiple to Licensee's Recurring Adjunct Services Gross Billings, Licensee agrees to inform Muzak of the amount of the purchase price, the amount of Licensee's Recurring Adjunct Services Gross Billings as of the date of closing and the method that was used to determine the purchase price.

        4.3 Effect on License Agreement. To the extent there is an inconsistency
            ---------------------------
or conflict between the terms of this Article 4 and the provisions set forth in the body of the MUZAK(R) License Agreement to which this Exhibit G is attached, the provisions of this Article 4 shall control. Without limiting the generality of the foregoing, this Exhibit G shall control over Section 2.2(b) (i) of said License Agreement.

     5. Affiliate's Failure to Perform.
        ------------------------------

        5.1 No Discontinuance of Services. Under no circumstances shall an
            -----------------------------
Affiliate discontinue the distribution of the Services or provision of related goods and services to a Multi-Territory Account without providing the Committee at least 96 hours' written notice of its intention to discontinue such distribution.

        5.2 Effect of Failure. In the event that an Affiliate (the "Failing
            -----------------
Affiliate") fails to perform its obligations under the terms of a Multi-Territory Contract and does not cure such failure within 30 days after notice of such failure by the Committee (or, if such cure cannot be accomplished within 30 days, if the Failing Affiliate does not promptly commence such cure and diligently pursue it toward completion during such 30-day period and then accomplish such cure as soon as reasonably possible thereafter), an Affiliate operating from a MUZAK(R) territory that is adjacent to the Failing Affiliate's MUZAK(R) territory, as selected by the Committee, shall thereafter be authorized to perform the obligations and exercise the rights (including rights to receive payments) of the Failing Affiliate under such Contract until the termination thereof. Notwithstanding the foregoing, if at any time a Failing Affiliate fails to provide the Services to a Subscriber Premises in accordance with a Multi-Territory Contract and does not cure such failure within 72 hours after receipt of actual or written notice from the Committee, an Affiliate operating from a MUZAK(R) territory that is adjacent to the Failing Affiliate's MUZAK(R) territory, as selected by the Committee, shall have the right immediately to provide the Services to such Subscriber Premises, and the Failing Affiliate shall reimburse such Affiliate for the costs associated therewith.

     6. Disputes. Subject to the last sentence of this Section 6, all disputes
        --------
of any kind, nature or description arising in connection with the operation of the Program that after a reasonable period of time have not been resolved by less formal means shall be submitted for resolution to a three-person panel composed of the then-current President of the IPMA, the then-current President of Muzak, and a third person selected by the two aforementioned individuals. The dispute shall be resolved according to such rules as are established by such panel, and the decision of the panel with respect to such dispute shall be binding on Muzak and the Affiliates. In the event that (i) either Muzak or Licensee does not wish to use such panel to resolve such dispute, (ii) it becomes impossible to convene such a panel, or (iii) the panel is unable after a reasonable period of time to resolve a dispute, the dispute shall be submitted to the offices of the American Arbitration Association in Seattle, Washington, Chicago, Illinois, or New York, New York (as determined by the Committee) for resolution.

     7. Amendment. This Exhibit G may be amended by the action of the Committee,
        ---------
acting in accordance with the requirements of paragraph (b) of Section 3.1 (which such paragraph may not be amended without the prior written approval of Licensee and Muzak); provided, however, that such amendment shall not take effect until 30 days after the Committee provides written notice thereof to Licensee and Muzak.

     8. Distribution of Revenues. In the event that, under the terms of a Multi-
        ------------------------
Territory Contract, an Assigned Person collects recurring revenues from a Multi-Territory Account that are then payable by the Assigned Person to one or more of the Affiliates, the Assigned Person shall, within 30 days after receipt of each payment of such revenues, provide such Affiliates with a report showing the date and amount of such payment and pay to such Affiliates such Affiliates' share of the revenues, without credit, offset or deduction of any kind or nature whatsoever other than sales or similar taxes required to be collected in connection with the provision of Services under the Multi-Territory Contract and such other deductions as have been agreed to by such Affiliates.

     9. Audit. In the event that, under the terms of a Multi-Territory Contract,
        -----
the Assigned Person collects revenues from a Multi-Territory Account that are then payable by the Assigned Person to one or more of the Affiliates, the Committee shall have the right, upon 15 days' written notice, to audit those books and records of the Assigned Person pertaining to the administration of such Multi-Territory Contract for the sole purpose of verifying that such payments were correctly calculated. During any such audit, the Committee may make mechanical copies of only those books and records that are necessary for the verification of such calculations and were physically examined as part of the audit. The Committee shall take reasonable precautions to safeguard the confidentiality of such copies and shall destroy any such copies on completion of the audit and payment by the Assigned Person of any monies determined to be owing as a result of the audit. Neither the Committee nor any Affiliate shall assess the Assigned Person for amounts found, as a result of such audit, to be owing if such amounts were first payable by the Assigned Person more than two years prior to the date such audit commenced, provided that the Assigned Person did not knowingly maintain false books and records regarding the Multi-Territory Contract or knowingly make false payments to the Affiliates with respect to such Multi-Territory Contract.

                                   Schedule 1

MUZAK MULTI TERRITORY ACCOUNT                                  [LOGO OF MUZAK]
SERVICE AGREEMENT

This Agreement ("Agreement") is made as of the __ day ______________ 199__ by and between MUZAK LIMITED PARTNERSHIP acting as agent for the Servicing Music Suppliers listed on Exhibit "A" hereto as now existing or as subsequently amended ("Supplier") and _______________________________ ("Subscriber"). The
parties agree as follows:

     1. MUSIC SERVICES
        Supplier provides MUZAK(R) subscription music programming (the "`Music Service") to commercial establishments. Subscriber owns, operates, franchises or controls the commercial establishments listed in Exhibit "B" ("Serviced Premises"). The parties agree that, subject to paragraph 6 below, Supplier shall provide the Music Service to each of the Serviced Premises. Music service description:__________________________
        _______________________________________________________________________

     2. EQUIPMENT
        For the consideration set forth in Section 3 below, Supplier shall provide the following equipment to each Serviced Premises:
        a. Purchased Equipment:_________________________________________________
        ________________________________________________________________________

        b. Other Equipment:_____________________________________________________
        _______________________________________________________________________
        (Subscriber may obtain additional equipment from Supplier on terms to be negotiated on a location-by-location basis.)

     3. FEES
        In consideration of the services and equipment provided to Subscriber, and in addition to the fees and charges referred to in Section 7 below, Subscriber shall pay the following fees and charges to Supplier in the manner set forth herein:
        a. One-time charges:
           Purchased Equipment (as specified above):                 $________
           Equipment Installation                                    $________
        b. Recurring (monthly) charges:
           MusIc Service and Equipment                               $________

     4. TERM
        This Agreement shall remain in effect for sixty (60) months from ________________ and shall be automatically renewed for subsequent sixty
        (60) month period(s) unless terminated by either party by written notice delivered to the other party at least ninety (90) days prior to the expiration of the initial term or the applicable renewal term.

     5. CONTINUATION OF AGREEMENT
        THE TERMS AND CONDITIONS SET FORTH ON THE REVERSE SIDE ARE PART OF THIS AGREEMENT.

--------------------------------------------------------------------------------
 IN WITNESS WHEREOF the parties have entered into this Agreement as of the day and year first above written.

 Subscnber:                                       Muzak Limited Partnership

 ________________________________________________ As Agent for the Servicing
                                                  Music Suppliers

 By:_____________________________________________ By:________________________

 Title:__________________________________________ Title:_____________________

 Address:________________________________________ 400 North 34th Street,
                                                  Suite 200
                                                  Seattle, WA 98103
 ________________________________________________
--------------------------------------------------------------------------------
MSA-1

6.   INSTALLATION AND MAINTENANCE OF EQUIPMENT
     Subscriber hereby grants to Supplier (subject to any necessary governmental or third party approvals) the right to install all necessary equipment for receiving the Music Service, including but not limited to an exterior antenna or a satellite receiver "dish". Supplier-owned equipment provided to Subscriber hereunder shall be maintained by Supplier at no additional cost to Subscriber; provided, however, that such maintenance shall be limited to labor and repairs required by ordinary and proper use of such equipment. Subscriber shall provide Supplier with reasonable access to the Serviced Premises during normal business hours for purposes of performing required maintenance. Supplier shall retain ownership of all equipment provided hereunder that has not been purchased by Subscriber and Subscriber shall not transfer, encumber or in any way alienate such equipment. Subscriber shall be responsible for any loss or damage to the Supplier-owned equipment (reasonable wear and tear excepted) while installed at a Serviced Premises. If the Music Service is no longer provided to a Serviced Premises. Subscriber shall provide Supplier with reasonable wear and tear excepted) while installed at a Serviced Premises. If the Music Service is no longer provided to a Serviced Premises. Subscriber shall provide Supplier with reasonable access to such premises for purposes of removing any Supplier-owned equipment. Upon the removal of any Supplier-owned equipment. Supplier shall not be required to repair, replace or otherwise reestablish the premises to their original condition.

7.   PAYMENT TO SUPPLIER
     With respect to each Serviced Premises. Subscriber shall pay the fees specified herein. One-time charges shall be due and payable on a "Net 10 Days" basis. Recurring charges shall be payable monthly in advance and shall be due on the first day of the calendar month to which the charges relate. Additionally, Subscriber shall pay to Supplier the incremental cost of any increase in copyright fees charged by ASCAP, BMI or other similar entities beyond what is charged as of the date hereof and any sales, use, excise, or other taxes or governmental charges (except income taxes) arising from this Agreement. Late payments shall be subject to an interest charge at the maximum rate permitted by law. Annually during the term of this Agreement Supplier may increase the recurring charges on 30 days' prior written notice to Subscriber by a percentage increase equal to the percentage increase in the consumer Price Index. All Urban Consumers,during the preceding year.

8.   USE OF MUSIC SERVICE
     Subscriber agrees that without the prior written consent of Supplier the Music Service shall not be (i) performed in conjunction with commercial announcements for which Subscriber or any other person receives consideration of any kind or (ii) copied, recorded, dubbed or supplemented. Subscriber further agrees that the Music Service shall not be amplified, transmitted or retransmitted so as to be audible outside any Serviced Premises.

9.   FAILURE OR INTERRUPTION OF SERVICE
     Supplier shall not be liable for any failure to perform its obligations hereunder due to Acts of God strikes, emergencies, mechanical failure, regulatory or other governmental action, action or inaction by Subscriber, its licensees, contractors, employees, agents or invitees, a breach of this Agreement by Subscriber or any other cause beyond Supplier's control. For any failure or interruption of the Music Service which is not excused under he preceding sentence, which exceeds 24 consecutive hours in duration, and of which Supplier receives written notice within 48 hours of such failure or interruption. Supplier shall credit Subscriber's account with respect to the affected Serviced Premises by an amount equal to one thirteenth of the recurring monthly charge for the Music Service for each 24-hour period during which failure or interruption continues. Said credit shall be the sole and exclusive remedy of Subscriber with respect to any interruption or failure of the Music Service. Supplier shall not be liable for any incidental or consequential damages whatsoever.

10.  ADDITIONS AND DELETIONS
     In the event Subscriber wishes to add a Serviced Premises it shall give Supplier 30 days' prior written notice of such addition. Within 10 days of Supplier's receipt of such notice it shall advise Subscriber in writing if it accepts the addition. If the addition is accepted Supplier shall promptly install any equipment to be provided by Supplier and commence providing the Music Service at the added premises. In the event Subscriber wishes to delete a Serviced Premises, it shall give Supplier 30 days' prior written notice of the deletion. Supplier shall promptly remove from the deleted premises any Supplier-owned equipment. Subscriber's obligations with respect to such deleted premises shall not cease unless Supplier is then provided the Music Service to at least 95% of the Serviced Premises shown in Exhibit B and (i) Subscriber has closed the deleted premises or
     (ii) Subscriber has sold the deleted premises to an unrelated and unaffiliated third party.

11.  SERVICING MUSIC SUPPLIER
     Subscriber acknowledges and agrees that all services to be provided by Supplier hereunder shall be provided by the Servicing Music Supplier identified in Exhibit "B" as being responsible for a particular Serviced Premises. Subscriber further acknowledges that Supplier is entering into and executing this Agreement and behalf of and as agent for each such Servicing Music Supplier; that is the express intent or both parties hereto to establish privity of contract between Subscriber and each such Servicing Music Supplier with respect to each Serviced Premises served by each such Servicing Music Supplier and that the Xerographic copies of this Agreement provided to each such Servicing Music Supplier for each such Serviced Premises shall be deemed for all purposes a counterpart original of this Agreement.

12.  APPLICABLE LAW
     In the event of a dispute affecting Serviced Premises located in one state this Agreement shall be governed by an in accordance with the laws of that state applicable to contracts made and to be performed wholly within such state and venue shall rest with the court of general jurisdiction located in the county where the subject Servicing Music Supplier maintains its principal place of business. In the event of a dispute affecting Serviced Premises located in more than one state this Agreement shall be governed by and in accordance with the laws of the state where the Supplier which has executed this Agreement as agent for the Servicing Music Suppliers maintains as principal place of business, applicable to contracts made and to be performed wholly within such state and venue shall rest with the court of general jurisdiction located in the country where said Supplier maintains such principal place of business. If any provision of this Agreement is deemed unenforceable (in whole or in part) by a Court of competent jurisdiction the parties agree that such Court shall amend or delete such provision so as to effectuate the intent of such provision and of this Agreement to the maximum extent that is enforceable.

13.  SUCCESSORS AND ASSIGNS
     This Agreement is fully assignable by Supplier but may not be assigned by Subscriber without the prior written consent of Supplier, which consent shall not be unreasonably withheld.

14.  DEFAULT AND REMEDIES
     Default in payment or violation of any material term of this Agreement by Subscriber shall cause, at Supplier's option, the entire contract balance to become immediately due and payable as liquidated damages and Supplier shall have the right to enter any Serviced Premises, discontinued service, and remove the Supplier-owned equipment. Subscriber shall reimburse Supplier for all costs and expenses, including reasonable attorneys' fees and costs, incurred in connection with Supplier's exercise of its rights under this Agreement.

15.  PREEXISTING CONTRACT
     In the event a Servicing Music Supplier has a preexisting contract for a Serviced Premises, then at the option of such Servicing Music Supplier such contract shall remain in full force and effect until it expires (without giving effect to any automatic renewal clause), but upon such expiration this Agreement shall immediately take effect.

16.  NOTICES
     All notices required to be sent by either party shall be in writing and shall be sent certified mail postage prepaid to the respective addresses set forth below their signatures on the reverse side.

17.  WHOLE AGREEMENT
     This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supercedes all prior agreements, conversations, representations, promises of warranties (express or implied) whether verbal or written. Except for a modification of the list of Servicing Music in Exhibits A and B, which may be made by Supplier, no modification of this Agreement shall be valid unless made in writing and signed by both parties.

---------------------------------------------------------------------------------------------------------
                                              EXHIBIT A
                                      SERVICING MUSIC SUPPLIERS
---------------------------------------------------------------------------------------------------------
 Alabama                                             Kentucky
 Electronic Engineers, Birmingham, AL                P & M Electronics, Ashland, KY
 Electro-Systems, Dothan, AL                         Lexington Music & Sound, Lexington, KY
 Service Associates, Huntsville, AL                  Planned Music of Kentucky, Louisville, KY
 Business Sound, Mobile, AL
 Electronic Engineer, Montgomery, Al                 Louisiana
                                                     American Sound & Music, Baton Rouge, LA
 Alaska                                              Metro Communications, Lafayette, LA
 Northern Television, Anchorage, AK                  Dixie Music, Lake Charles, LA
 Background Music, Fairbanks, AK                     Business Sound, Metairie, LA (New Orleans)
                                                     Business Music, Shreveport, LA
 Arkansas
 Fitzhugh Communications, Fayetteville, AR           Maine
 Tempo Sound, Harrison, AR                           PBC Sound Systems, Bangor, ME
 Business Music, Inc., Little Rock, AR
                                                     Maryland
 Arizona                                             Audio Communications Network, Baltimore, MD
 SunCom Group, Scottsdale, AZ (Phoenix)
 Tucson Music, Tucson, AZ                            Massachusetts
                                                     Muzak, Waltham, MA (Boston)
 California
 Muzak, Anaheim, CA                                  Michigan
 Serban Sound, Bakersfield, CA                       Muzi-Tronics, Cadillac, MI
 Muzak, Burbank, CA (Los Angeles)                    Muzi-Tronics, Grand Rapids, MI
 Attuned to Music, Chico, CA                         Muzi-Tronics, Kalamazoo, MI
 American Music Network, Fresno, CA                  Range Telecommunications, Marquette, MI
 American Music Network, Modesto, CA                 Blue Water Music, Port Huron, MI
 Musi-Cal, Riverside, CA                             MacDonald Broadcasting, Saginaw, MI
 Muzak, Roseville, CA (Sacramento)                   Comcast, Warren, MI (Detroit)
 American Music Network, Salinas, CA
 Comcast, San Diego, CA                              Minnesota
 Muzak, San francisco, CA                            Business MUsic, Inc., Cold Spring, MN (St. Cloud)
 Muzicraft, Santa Barbara, CA                        Business Music Service, Duluth, MN
 Muzicraft, Ventura, CA                              Muzak, Minneapolis, MN
                                                     Custom Communications, Rochester/Winona, MN
 Colorado                                            Business Music, Inc., Willmar, MN
 Comcast, Colorado Springs, CO
 Comcast, Denver, CO                                 Mississippi
                                                     Melody Music Company, Columbus, MS
 Connecticut                                         Mississippi Sound, Greenwood, MS
 Comcast, Hartford, CT                               Metro Communications, Jackson, MS
 Muzak, Milford, CT
                                                     Missouri
 District of Columbia                                Towner Communications, Jefferson City, MO
 Music Inc., Washington, DC                          Audio Acoustics, Joplin, MO
                                                     Audio Communications Network, Kansas City, MO
 Florida                                             Audio Acoustics, Poplar Bluff, MO
 Osborn Sound, Ft. Myers, FL                         Audio Communications Network, St. Louis, MO
 Florida Sound, Jacksonville, FL                     Audio Acoustics, Springfield, MO
 Melody Inc., Miami, FL
 Marion Music, Ocala, FL                             Montana
 Comcast, Orlando, FL                                Shaq Miller, Butte, MT
 Electro-Systems, Panama City, FL                    American Music, Great Falls, MT
 Electro-Systems, Tallahassee, FL                    Music Systems, Kalispell, MT
 Tropical Music, Tampa, FL
 Harmony Music & Sound, W. Palm Beach, FL            Nebraska
 (Palm Beach)                                        Parker Engineering, Kearney, NE
                                                     Business Music Inc., Lincoln, NE
 Georgia                                             Business Music Inc., Omaha, NE
 Osborn Sound, Albany, GA
 Osborn Sound, Atlanta, GA                           Nevada
 Carolina-Georgia Sound, Augusta, GA                 Musaire, Inc., Las Vegas, NV
 Background Music, Phenix City, AL (Columbus, GA)    Dynamic Sound, Reno, NV
 Osborn Sound, Macon, GA
 Georgia Music & Sound, Savannah, GA                 New Hampshire
                                                     Muzak, Exeter, NH
 Hawaii
 Hawkins Audio Engineering, Honolulu, HI             New Jersey
                                                     World Music, Springfield, NJ
 Idaho
 Mountain West Audio, Boise, ID                      New Mexico
 Idaho Mountain West, Idaho Falls, ID                Business Music, Inc., Albuquerque, NM

 Illinois                                            New York
 Muzak, Chicago, IL                                  Comcast, Buffalo, NY
 Kickapoo Broadcasting, Danville, IL                 Arranged Sound, Johnson City, NY (Binghamton)
 WSOY, Decatur, IL                                   Functional Communications, Latham, NY (Albany)
 Comcast, Moline, IL                                 Muzak, Long Island City, NY (New York City)
 Comcast, Peoria, IL                                 NCC Systems, Potsdam, NY
 Quincy Broadcasting, Quincy, IL                     Accent Communication Systems, Poughkeepsie, NY
 Springfield Advertising, Springfield, IL            Functional Communications, Rochester, NY
                                                     Functional Communications, Syracuse, NY
 Indiana                                             NCC Systems, Watertown, NY
 Service Associates, Evansville, IN
 Comcast, Fort Wayne, IN                             North Carolina
 Comcast, Indianpolis, IN                            SunCom Group, Charlotte, NC
 Music Engineering, South Bend, IN                   SunCom Group, Hillsborough, NC
                                                     Independence Communications, Kinston, NC
 Iowa                                                Warner Music & Communications, Rocky Mount, NC
 Music Services, Inc., Des Moines, IA                Background Music, Wilmington, NC
 Brite & Rich, Le Mars, IA (Sioux City)
 D.B. Acoustics, Marion, IA (Cedar Rapids)           North Dakota
                                                     Music Systems, Inc., Bismarck, ND
 Kansas                                              Music Systems, Inc., Fargo, ND
 McClelland Sound, Wichita, KS
                                                     Ohio
                                                     Port Erie Communications, Ashtabula, OH


--------------------------------------------------------------------------------
                                   EXHIBIT A
                           SERVICING MUSIC SUPPLIERS
--------------------------------------------------------------------------------
 Ohio
 Ohio Musicue, Canton, OH
 Muzak, Cincinnati, OH
 Ohio Music Corporation, Cleveland, OH
 Muzak, Columbus, OH
 Audio Inc., Dayton, OH
 Zaiser Communications, Toledo, OH
 Hudix Music, Youngstown, OH

 Oklahoma
 Lawton Business Music, Lawton, OK
 Business Music, Inc., Oklahoma, OK
 Granite Sound, Tulsa, OK

 Oregon
 Muzak, Eugene, OR
 Muzak, Medford, OR
 Muzak, Portland, OR

 Pennsylvania
 Independence Communications, Harrisburg, PA
 Comcast, Hollidaysburg, PA
 Independence Communications, Norristown, PA
 (Philadelphia)
 Independence Communications, Pittsburgh, PA
 Comcast, Scranton, PA

 South Carolina
 Carolina Sound Communications, Charleston, SC
 Background Music, Columbia, SC
 Carolina Sound Communications, Myrtle Beach, SC

 South Dakota
 Music of Rapid City, Rapid City, SD
 Midoo Communications, Sioux Falls, SD

 Tennessee
 Belew Sound & Visual, Bristol, TN
 Service Associates, Chattanooga, TN
 Service Associates, Knoxville, TN
 Mid-South Music & Sound, Memphis, TN
 Mid-South Music & Sound, Memphis, TN
 Service Associates, Nashville, TN

 Texas
 Audioplan, Abilene, TX
 Business Music, Inc., Amarillo, TX
 AVCOM, Austin, TX
 Beaumont Business Music, Beaumont, TX
 ABC Music, Big Spring, TX
 Brownwood Business Music, Brownwood, TX
 Gulf Business Music, Corpus Christi, TX
 Comcast, Dallas, TX
 Muzloom, El Paso, TX
 Comcast, Ft. Worth, TX
 TFM Sound, Harlingen, TX
 Taft Broadcasting, Houston, TX
 Business Music, Inc., Lubbock, TX
 Pioneer Music, Midland, Tx
 W. Texas Business Music, San Angelo, TX
 Texas Wired Music, San Antonio, TX
 Whitsound, Texarkana, TX
 Comcast, Tyler, TX
 Wichita Business Music, Wichita Falls, TX

 Utah
 Mountain West Audio, Salt Lake City, UT

 Vermont
 Music Services of Vermont, Essex Junction, VT
 (Burlington)

 Virginia
 Independence Communications, Charlottesville, VA
 Independence Communications, Newport News, VA
 Independence Communications, Richmond, VA
 Business Communications, Roanoke, VA

 Washington
 Muzak, Seattle, WA
 Muzak, Spokane, WA
 Sousley Sound, Yakima, WA

 West Virginia
 Joe L. Smith, Beckley, WV
 Wheeling Service, Wheeling, WV (Parkersburg/
 Wheeling)

 Wisconsin
 Northern Musicast, Appleton, WI
 Central Communications, Eau Claire, WI
 Pridham Electronics, Madison, WI
 Wisconsin Music Network, Milwaukee, WI
 Forward Electronics, Plover, WI
 Forward Electronics, Wausau, WI

 Wyoming
 Background Music Cheyenne, WY

                                   EXHIBIT B

                               SERVICED PREMISES

List of all Serviced Premises (With Corresponding Reference to Muzak Affiliate Responsible for each such Serviced Premises)


--------------------------------------------------------------------------------

          Serviced Premises                     Servicing Music Suppliers







--------------------------------------------------------------------------------
MSA-EB

                                   EXHIBIT H

                           AGREEMENTS NOT SUPERSEDED


                        In-Store Advertising Agreement